                                                                   EXHIBIT 99.1


                          DEBENTURE PURCHASE AGREEMENT


                                     BETWEEN


                              TGC INDUSTRIES, INC.


                                       AND


                          WEDGE ENERGY SERVICES, L.L.C.



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                                TABLE OF CONTENTS

                                                                                PAGE
                                                                                ----
ARTICLE I
         PURCHASE OF CONVERTIBLE DEBENTURE.........................................2
         1.1      Purchase by WEDGE................................................2
         1.2      Note Payment.....................................................2

ARTICLE II
         ADDITIONAL FINANCING......................................................2
         2.1      Grant of Right of Participation..................................2
         2.2      Procedure........................................................3

ARTICLE III
         CONVERSION OPTIONS OF WEDGE...............................................4
         3.1      Conversion into Senior Convertible Preferred Stock...............4
         3.2      Conversion into Series D Convertible Preferred Stock.............4
         3.3      Conversion into Common Stock.....................................5
         3.4      Manner of Conversion.............................................5
         3.5      Redemption of Preferred Stock....................................5

ARTICLE IV
         PREPAYMENT OF DEBENTURE...................................................5
         4.1      Optional Prepayment of Debenture and Notice of Prepayments.......5
         4.2      Allocation of Prepayments........................................6
         4.3      Merger or Sale...................................................6

ARTICLE V
         REGISTRATION RIGHTS.......................................................6
         5.1      Registration on Request..........................................6
         5.2      Incidental Registration..........................................7
         5.3      Registration Procedures..........................................8
         5.4      Registration Expenses............................................9
         5.5      Indemnification.................................................10

ARTICLE VI
         AFFIRMATIVE COVENANTS....................................................12
         6.1      Preferred Shareholders' Consent.................................12
         6.2      Board Seats.....................................................12
         6.3      Inspection of Property, Books and Records.......................12



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

ARTICLE VII
         NEGATIVE COVENANTS.......................................................13
         7.1      No Cash Dividends...............................................13
         7.2      Prohibition Against Capital Expenditures........................13
         7.3      Reorganization, Stock Dividends, Reclassification, Subdivision
                   or Stock Issuances.............................................14

ARTICLE VIII
         REPRESENTATIONS AND WARRANTIES BY THE COMPANY............................14
         8.1      Organization and Existence, Etc.................................14
         8.2      Financial Statements, Etc.......................................15
         8.3      Business........................................................15
         8.4      Litigation......................................................15
         8.5      No Material Adverse Contracts, Etc..............................16
         8.6      Compliance with Instruments, Etc................................16
         8.7      Tax Returns and Liabilities.....................................16
         8.8      Permits, Governmental and Other Approvals.......................17
         8.9      Patents, Trademarks and Other Rights............................17
         8.10     Consents........................................................17
         8.11     Shares to be Fully Paid; Reservation of Shares..................17
         8.12     Key Employees...................................................17
         8.13     Survival........................................................18
         8.14     Opinion of Counsel..............................................18

ARTICLE IX
         DEFAULT..................................................................18
         9.1      Event of Default................................................18
         9.2      Default Remedies................................................18

ARTICLE X
         MISCELLANEOUS............................................................19
         10.1     Conflict of Agreement...........................................19
         10.2     Counterparts....................................................19
         10.3     Amendments......................................................19
         10.4     Governing Law...................................................19
         10.5     Severability....................................................19
         10.6     Injunctive Relief...............................................19
         10.7     Term............................................................19
         10.8     Notices.........................................................20
         10.9     Headings........................................................21
         10.10    Costs...........................................................21

                                       ii

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                          DEBENTURE PURCHASE AGREEMENT

         THIS DEBENTURE PURCHASE AGREEMENT (the "Agreement"), is entered into this 10th day of December, 1999, among TGC INDUSTRIES, INC. (the "Company"), a corporation incorporated under the laws of the State of Texas, whose principal place of business is at 1304 Summit Avenue, Suite 2, Plano, Texas 75704 and WEDGE ENERGY SERVICES, L.L.C., a limited liability company organized under the laws of the State of Delaware, whose principal place of business is at 1415 Louisiana, Suite 3000, Houston, Texas 77002 ("WEDGE").

                                    RECITALS

         WHEREAS, on the date hereof, the Company will simultaneously issue to WEDGE a 8-1/2% Convertible Subordinated Debenture, Series B, and enter into the Debenture Agreement of even date herewith in the form attached hereto as Exhibit A (collectively, hereinafter referred to as the "Debenture") pursuant to the payment of $2,500,000 cash by WEDGE to the Company;

         WHEREAS, WEDGE has previously loaned to the Company the amount $300,000 evidenced by the certain Advance Note executed by the Company and payable to WEDGE dated November 1, 1999 (the "Note"); and

         WHEREAS, in connection with the issuance of the Debenture and the repayment of the Note, the parties have agreed, among other things, that WEDGE will have the right to convert the Debenture as provided therein and the right of first refusal to participate in all future debt or equity offerings in the Company;

         NOW, THEREFORE, the parties agree as follows:

                                    ARTICLE I
                        PURCHASE OF CONVERTIBLE DEBENTURE

         1.1 Purchase by WEDGE. The Company hereby agrees to sell, and WEDGE agrees to purchase, the 8-1/2% Convertible Subordinated Debenture, Series B, due December 1, 2009, for the aggregate amount of $2,500,000 payable upon WEDGE tendering to the Company, by wire transfer, the cash sum of $2,500,000. Attached hereto as Exhibit A is the form of Debenture which sets forth all rights of WEDGE, as a holder of such Debenture, and all duties and obligations of the Company, as the issuer of same.

         1.2 Note Payment. Upon receipt of the Debenture and the cashier's check described herein in payment of the Note, WEDGE shall return the fully executed Note, marked cancelled, and cause all collateral securing the Note to be released, including, without limitation, the release of and return to the Company of all title documents to vehicles held by WEDGE as collateral.

                                   ARTICLE II
                              ADDITIONAL FINANCING

         2.1  Grant of Right of Participation. The Company hereby grants
WEDGE a right of participation to participate in any additional equity offerings which the Company may offer, up to the WEDGE Percentage (as defined below), on the following terms and conditions. In the event that the Company has received a bona fide offer (which the Company desires to accept) with respect to the issuance of any equity securities (including, without limitation, any common or preferred stock, any options (excluding the Company's 1993 Stock Option Plan or any future employee stock option plan approved by the Company's shareholders), warrants, rights, unsecured convertible notes, convertible debentures or other convertible securities), the Company shall immediately give written notice thereof (the "Notice") to WEDGE. The Notice shall state the name of the party proposing to provide the offering and all the pertinent terms and conditions of such offering. This right shall expire upon the later to occur of the following:
(a) the maturity of the Debenture, (b) the conversion of the Debenture into Common Stock, (c) the conversion of the Debenture into Senior Preferred

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Stock or Series D Preferred Stock (as defined below) and the conversion of such
Preferred Stock into Common Stock, or (d) the tenth anniversary of the date hereof.

         2.2 Procedure. WEDGE shall have fourteen (14) days from the date the Notice was given to indicate to the Company, in writing, that WEDGE undertakes to participate in the offering under the terms and conditions set forth in the Notice. If WEDGE undertakes to participate in such offering, then the Company shall be obligated to accept such participation up to the WEDGE Percentage upon the terms and conditions set forth in the Notice and the parties shall use their best efforts to enter into a definitive agreement relating to such offering. In the event that WEDGE declines to participate in such offering, the Company shall have the right to accept such offering from the third party without participation by WEDGE provided that it does so upon the terms and conditions set forth in the Notice. In the event that such offering is not consummated within sixty (60) days after the date the Notice was given, the Company shall not consummate such offering without again complying with this
Section 2.2.

         2.3  WEDGE Percentage. For purposes of this Agreement, the term
"WEDGE Percentage" shall mean that percentage calculated, on a fully diluted basis, as if WEDGE had (a) converted the Debenture into Common Stock, which number shall constitute the numerator, and (b) divided by the denominator, which shall be equal to the total number of shares of Common Stock issued and outstanding as of such date, plus (i) that number of shares of Common Stock issuable upon the conversion of all convertible securities of the Company, including, without limitation, the Debenture, and (ii) that number of shares of Common Stock issuable upon the exercise of all options and warrants utilizing the "treasury method" as of such date. Under the treasury method, only shares issuable upon the exercise of "in the money" options and warrants are considered in the calculation and the net dilution is that number of shares issuable upon such exercise net of such shares which could have been purchased with the proceeds from the exercise of the options and warrants at the then market price. For example, assuming 100,000 options are outstanding at a strike price of $1.00 per share and that the market price of the Common Stock is $2.50 per share, under the treasury method, the proceeds from the exercise of the options would equal $100,000 and such proceeds


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would purchase 40,000 shares of Common Stock at the market price of $2.50 per share. The net dilution is 60,000 shares, which number of shares is utilized in the calculation of the WEDGE Percentage under the above formula.

                                   ARTICLE III
                           CONVERSION OPTIONS OF WEDGE

         3.1 Conversion into Senior Convertible Preferred Stock ("Senior Preferred Stock"). The Debenture shall provide that WEDGE shall have the right to convert its Debenture into Senior Preferred Stock at an initial conversion price of $1.15 per share, in the event the Company is able to obtain consent from holders of the Company's 8% Series C Convertible Exchangeable Preferred Stock ("Series C Preferred Stock") required in accordance with the designations filed in the Office of the Secretary of State of Texas ("Texas Secretary of State"). If the Company is able to obtain consent of 66-2/3% of the ownership interest of the holders of the Series C Preferred Stock, the Company shall cause to be filed with the Texas Secretary of State those designations, rights and preferences in the form substantially similar to Exhibit "B" attached hereto, and WEDGE shall automatically convert its Debenture into Senior Preferred Stock.

         3.2 Conversion into Series D Convertible Preferred Stock. In the event the Company is unsuccessful in obtaining the waiver required in
Section 3.1 above within ninety (90) days from the date hereof, WEDGE shall have the right, but not the obligation, to elect to convert the Debenture into a new series of preferred stock ("Series D Preferred Stock") at an initial conversion price of $1.15 per share, which shall rank pari passu with the Company's Series C Preferred Stock, or any series of preferred stock of the Company with rights superior thereto, and as long as the initial conversion price is $1.15. In the event WEDGE shall thereafter elect to convert its preferred stock into Common Stock, then the preferred stock may be converted into Common Stock at the initial conversion ratio of one share of Common Stock for each share of preferred stock. If WEDGE elects to convert its Debenture into the Series D Preferred Stock, the Company will immediately prior to such election cause to be filed with the Texas Secretary of State those designations, rights and


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preferences consistent with this Section 3.2 which shall encompass the terms and conditions set forth in Exhibit "C" attached hereto.

         3.3 Conversion into Common Stock. At any time the Debenture is outstanding, or at any time after the Debenture has been converted into preferred stock as provided in Sections 3.1 or 3.2 above, WEDGE may elect to convert its Debenture or preferred stock into Common Stock at an initial conversion price of $1.15 per share, or WEDGE may elect to convert its preferred stock into Common Stock at an initial conversion ratio of one share of Common Stock for each share of preferred stock.

         3.4 Manner of Conversion. Any Debenture which is to be converted in any manner described in this Article 3 shall be converted in accordance with Section 8.02 of the Debenture. The conversion price is subject to adjustment from time to time in accordance with Section 8.05 of the Debenture.
         3.5 Redemption of Preferred Stock. The Company may, at any time after December 1, 2001, redeem any or all shares of Senior Preferred Stock or Series D Preferred Stock outstanding at an initial redemption price of $1.75 per share, subject to adjustment from time to time in accordance with the terms of such Preferred Stock. The Company shall give written notice of its intention to redeem no less than thirty (30) days before the date fixed for redemption. Such notice shall state (i) the date of redemption, and (ii) the number of shares of Preferred Stock which are being elected to be redeemed.

                                   ARTICLE IV
                             PREPAYMENT OF DEBENTURE

         4.1  Optional Prepayment of Debenture and Notice of Prepayments.
The Company may, at any time after December 1, 2001, prepay the Debenture in whole or in part (in amounts of not less than $50,000) by payment of 152.174% of the principal amount of the Debenture, or portion thereof to be prepaid, and payment of the accrued interest thereon to the date of prepayment. Except as set


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forth herein or in the Debenture, the Company may not prepay the Debenture prior to maturity. The Company shall give written notice of any prepayment of the Debenture pursuant to Section 3.01 of the Debenture, to each holder thereof not less than thirty (30) days nor more than sixty (60) days before the date fixed for such optional prepayment. Such notice shall specify (i) such date, and (ii) the principal amount of the holder's Debenture to be prepaid and the aggregate principal amount of the Debenture to be prepaid. Notice of prepayment having been so given, 152.174% of the aggregate principal amount of the Debenture specified in such notice, and the accrued interest thereon shall become due and payable on the prepayment date.

         4.2 Allocation of Prepayments. All partial prepayments of the Debenture shall be applied to the unpaid principal amounts of the Debenture.

         4.3 Merger or Sale. In the event of the consolidation with or merger of the Company with or into another corporation or entity, or in the event of the sale, lease or conveyance to another corporation or entity of the assets of the Company as an entirety or substantially as an entirety, then, upon the written request of WEDGE, the Company shall prepay the Debenture in whole by payment of 100% of the principal amount of the Debenture and payment of the accrued interest thereon to the date of prepayment, within thirty (30) days of the Company's receipt of such written request.

                                    ARTICLE V
                               REGISTRATION RIGHTS

         5.1 Registration on Request. Upon the written request of WEDGE of at least 51% in the aggregate principal amount of the Debenture and/or 51% of the shares of Common Stock, Senior Preferred Stock and/or Series D Preferred Stock (the "Shares") issued upon conversion of the Debenture, which request shall state the intended method of disposition by WEDGE and shall request that the Company effect the registration of all or part of such Shares, or the Shares issuable upon the conversion of the Debenture, or both, under the Securities Act of 1933, as amended (the


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




"Act"), the Company will promptly give written notice of such requested registration to WEDGE, and thereupon will use its best efforts to effect the registration under the Act of:

         (a) the Shares which the Company has been so requested to register, for disposition in accordance with the intended method of disposition stated in such request, and

         (b) all other outstanding Shares, or Shares issuable upon the conversion of the Debenture, the holders of which shall have made written request (stating the intended method of disposition of such securities by such holders) to the Company for registration thereof within thirty (30) days after the receipt of such written notice from the Company, all to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) by the holders of the Shares so registered and to maintain such registration in effect for a period of twenty-four (24) months; provided, that the Company shall not be required to register or use its best efforts to effect any registration of Shares under the Act pursuant to Section 11.01 of the Debenture more than once.

         The Company shall have no obligation to register or use its best efforts to effect any registration of Shares under the Act pursuant to this
Article V which would be in conflict with the obligations of any holder or holders of Debentures and/or Shares under any confidentiality agreement between such holder or holders and the Company entered into in connection with the offering of the Debentures to such holder or holders. In the event that, as a result of such registration, another person with incidental registration rights granted by the Company requests that the Company include securities of such person in such registration, such request will not result in a reduction in the number of securities of WEDGE to be included in such registration.

         5.2 Incidental Registration. If the Company at any time proposes to register any of its securities under the Act (otherwise than pursuant to Section 11.01 and other than a registration on Form S-8, or the form, if any, which supplants such Form), it will each such time give written notice


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to WEDGE of its intention to do so and, upon the written request of WEDGE within thirty (30) days after the receipt of any such notice (which request shall specify the Shares intended to be disposed of by such holder and state the intended method of disposition thereof), the Company will use its best efforts to cause all such outstanding Shares, or Shares issuable upon the conversion of the Debenture, the holders of which shall have so requested the registration thereof, to be registered under the Act to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Shares so registered; provided that, if in the good faith judgment of the managing underwriter or underwriters of a then proposed public offering of the Company's securities, such registration of such Shares would materially and adversely affect such public offering, then in such event the number of Shares and other securities to be registered by the Company, including, without limitation, securities to be registered pursuant to any other registration rights which have been granted by the Company, shall each be proportionally reduced to such number as shall be acceptable to the managing underwriter.

         5.3 Registration Procedures. If and whenever the Company is required to use its best efforts to effect or cause the registration of any Shares under the Act as provided in Article XI of the Debenture, the Company will, as expeditiously as possible:

         (a) prepare and file with the Securities and Exchange Commission (the "Commission") a registration statement with respect to such Shares and use its best efforts to cause such registration statement to become effective;

         (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for such period not exceeding twenty-four (24) months as may be necessary to comply with the provisions of the Act with respect to the disposition of all Shares covered by such registration statement during such period in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement;


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





         (c) furnish to each seller of such Shares such number of copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and, if any seller shall so request, a summary prospectus), in conformity with the requirements of the Act, and such other documents, as such seller may reasonably request in order to facilitate the disposition of the Shares owned by such seller;

         (d) use its best efforts to register or qualify such Shares covered by such registration statement under such other securities or blue sky laws of such jurisdictions as each seller shall reasonably request, and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Shares owned by such seller; and

         (e) notify each seller of any such Shares covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Act within the period mentioned in subdivision (b) of this Section 11.03 of the Debenture, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of any such seller prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.



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




         5.4 Registration Expenses. All expenses incident to the Company's performance of or compliance with this Article V, including, without limitation, all registration and filing fees, fees and expenses of complying with securities or blue sky laws, printing expenses and fees and disbursements of counsel for the Company and of independent public accountants, but excluding underwriting commissions and discounts, the fees of any counsel engaged by WEDGE, and any filing fees associated with shares of either Senior Convertible Preferred Stock or Series D Convertible Preferred Stock, but not Common Stock, being listed with a national securities exchange or quoted on the NASDAQ National Market System or Small Cap System, shall be borne by the Company.

         5.5  Indemnification.

         (a) In the event of any registration of any Shares under the Act pursuant to Article XI of the Debenture, the Company will, to the extent permitted by law, indemnify and hold harmless the seller of such Shares and each underwriter of such securities and each other person, if any, who controls such seller or underwriter within the meaning of the Act, against any losses, claims, damages, or liabilities, joint or several, to which such seller or underwriter or controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which such securities were registered under the Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Company will reimburse such seller and each such underwriter and each such controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action, provided that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon an untrue


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




         statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such seller or underwriter specifically for use in the preparation thereof.

         (b) The Company may require, as a condition to including any Shares in any registration statement filed pursuant to Section 11.03 of the Debenture, that the Company shall have received an undertaking satisfactory to it from the prospective seller of such Shares and from each underwriter of such Shares, to indemnify and hold harmless (in the same manner and to the same extent as set forth in subdivision (a) of
         Section 11.05 of the Debenture) the Company, each director of the Company, each officer of the Company who shall sign such registration statement and any person who controls the Company within the meaning of the Act, with respect to any statement or omission from such registration statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such seller or underwriter specifically for use in the preparation of such registration statement, preliminary prospectus, final prospectus, amendment, or supplement.

         (c) Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in the preceding subdivisions of Section 11.05 of the Debenture, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action, provided that the failure of any indemnified party to give notice as provided therein shall not relieve the indemnifying party of its obligations under the subdivisions of
         Section 11.05 of the Debenture. In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with


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




         counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

                                   ARTICLE VI
                              AFFIRMATIVE COVENANTS

         6.1 Preferred Shareholders' Consent. The Company shall use its best efforts to procure and deliver to WEDGE by March 31, 1999 the written agreement of 66-2/3% of the ownership interest of the Series C Preferred Shareholders, granting the Company the right to create the Senior Preferred Stock. In this regard, the Company's Board of Directors shall solicit such consent by acknowledging its affirmative support for the creation of such class of securities and its approval of WEDGE to convert into such class of securities. Notwithstanding the obligations of the Company required in this
Section 6.1, failure to obtain such consent shall not be deemed an event of default under the Debenture.

         6.2 Board Seats. So long as (i) the Debenture is outstanding, or (ii) WEDGE shall own shares of capital stock representing 10% of the capital stock of the Company on a fully diluted basis utilizing the "treasury method" as described in Section 2.3 above, the Board of Directors agrees to support and cause to be placed on the ballot at each election of Directors two names which shall be nominees to the Board of Directors ("WEDGE Board Nominees"). Additionally, the Company agrees that the Board of Directors shall not contain more than seven (7) members. The Company shall call a special directors' meeting to create two board positions to be filled by the WEDGE Board


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




Nominees prior to the next meeting of shareholders for the election of Directors. In furtherance of the Company's obligations under this Section 6.2, certain shareholders have agreed to enter into a limited voting agreement, the purpose of which is to contractually bind those individuals to vote their shares at each directors' election in favor of the WEDGE Board Nominees. A copy of the Voting Agreement is attached as Exhibit "D" hereto.

         6.3 Inspection of Property, Books and Records. The Company shall (a) keep proper books of record and account in which full, true and correct entries in conformity with generally accepted accounting principles shall be made of all dealings and transactions in relation to its business activity, (b) permit representatives of WEDGE to visit and inspect any of its properties and to examine and make abstracts from any of its books and records at their customary location during normal business hours or at such other times as WEDGE may reasonably request, and as often as may be reasonably desired for use by WEDGE, and to discuss the business, operations, properties and financial and other condition of the Company with the Company's officers and employees. Additionally, the Company will adhere to the requirements of Section 4.01 of the Debenture by providing all financial and business information and statements required therein within the time frames provided.

                                   ARTICLE VII
                               NEGATIVE COVENANTS

         7.1 No Cash Dividends. The Company agrees that it shall not so long as (i) the Debenture remains outstanding or (ii) WEDGE owns shares of preferred stock representing at least 10% of the shares of capital stock of the Company on a fully diluted basis utilizing the "treasury method" as described in
Section 2.3 above, pay any cash dividends or any interest accruals on any equity security or any debt security, excluding any Superior Indebtedness as defined in the Debenture, in existence as of the date hereof or created hereafter unless and until the Company's earnings before deduction of interest, taxes, depreciation and amortization ("EBITDA") for the six (6) months ended with the quarter for the last quarterly report which the Company is required to furnish to WEDGE under Section 4.01 of the Debenture are more than 125% of the Company's obligations for all dividends and interest due and payable on all outstanding securities of the Company as of such time. The Company agrees that interest payments on the Debenture shall take priority in payment over any preferred stock dividends payable to current holders of Series C Preferred Stock.

         7.2 Prohibition Against Capital Expenditures. The Company agrees that so long as (i) the Debenture remains outstanding or (ii) WEDGE owns shares of preferred stock representing at least 10% of the capital stock of the Company on a fully diluted basis utilizing the "treasury method" as described in Section
2.3 above, the Company will not incur, or commit to incur, any capital expenditures of any kind or nature in excess of $50,000 without the approval of the Board of Directors of the Company, and, in addition, the Company agrees that until the Company has expended the $2,500,000 in proceeds from the issuance of the Debenture from the date hereof, there shall not be any capital expenditures in excess of $50,000 without the affirmative written consent of WEDGE or its affiliate who is then the holder of the Debenture or any security convertible thereto.

         7.3  Reorganization, Stock Dividends, Reclassification,
Subdivision or Stock Issuances. The Company will not (i) enter into a reorganization, consolidation, merger, lease or sale with another entity in connection with the sale, transfer or conveyance of its Common Stock or assets,
(ii) subdivide or reclassify the outstanding Common Stock into a greater or lesser number of shares, or (iii) issue any additional shares of its capital stock, unless it shall have given WEDGE at least fifteen (15) days' advance written notice.

                                  ARTICLE VIII
                  REPRESENTATIONS AND WARRANTIES BY THE COMPANY

         The Company represents and warrants that:

         8.1 Organization and Existence, Etc. The Company is a corporation duly organized and validly existing and in good standing under the laws of the state of Texas and has all requisite corporate power and authority to carry on its business as now conducted and proposed to be conducted; the Company has all requisite corporate power and authority to enter into this Agreement, to issue the Debenture and the shares issuable upon the conversion thereof and to carry out the provisions and conditions of this Agreement and of the Debenture. The Company is duly qualified and authorized to do business and is in good standing as a foreign corporation in all states where the ownership of property or the nature of the business transacted by the Company makes such qualification necessary. The Company has 25,000,000 authorized shares of its Common Stock and 4,000,000 authorized shares of its preferred stock. As of December 1, 1999, the Company had 2,253,184 issued and outstanding shares of Common Stock, 1,115,750 issued and outstanding shares of preferred stock and 31,944 treasury shares. As of December 1, 1999, the Company had granted stock options which, if all were exercised, would equal 179,831 shares of Common Stock. As of December 1, 1999, the Company had issued one or more warrants which, if all are exercised, will in the aggregate equal 1,136,574 shares of Common Stock. Additionally, as of December 1, 1999, excluding the shares of Common Stock to be received by WEDGE upon its election to convert to Common Stock, there are 2,789,375 shares of Common Stock to be issued if all existing preferred stock holders were to elect to convert their shares to Common Stock.

         8.2  Financial Statements, Etc. The Company has furnished to
WEDGE the financial statements of the Company, including a summary of operations and analysis of retained earnings and statements of changes in financial position covering the year ended December 31, 1998, together with balance sheets as of such date, all of which statements have been audited by Grant Thornton LLP, independent certified public accountants, along with unaudited statements for the quarters ended March 31, June 30, and September 30, 1999. Such financial statements fairly present the condition of the Company as at the date thereof and the results of the operations of the Company for such periods. There has been no material adverse change in the business, properties or condition (financial or otherwise) of the Company since September 30, 1999.

         Nothing has come to the attention of the Company that would cause it to believe that the above-referenced financial statements contained or contain a false or misleading statement of a material fact or omit to state any material fact necessary in order to make the statement made in such material, in the light of the circumstances under which they were made, not misleading. There is no fact known to the Company which the Company has not disclosed to WEDGE in writing prior to the date of this Agreement which materially adversely affects the business, properties or condition (financial or otherwise) of the Company.

         8.3 Business. The Company is primarily engaged in the domestic geophysical services business principally through conducting three dimensional ("3-D") seismic surveys for companies engaged in the exploration for oil and gas. The Company does not presently intend to engage in any other business.

         8.4 Litigation. Except as disclosed in the financial statements referred to in Section 8.2, there is no action, suit or proceeding pending or, to the knowledge of the Company, threatened against the Company before any court, administrative agency or arbitrator which might reasonably be anticipated to result in any material adverse change in the business, properties or condition (financial or otherwise) of the Company or which questions the validity of any action taken or to be taken pursuant to or in connection with this Agreement or the Debenture.

         8.5 No Material Adverse Contracts, Etc. The Company is not obligated under any contract or agreement or subject to any charter or other corporate restrictions which adversely affects its business, properties or condition (financial or otherwise). Neither the execution and delivery of this Agreement or the Debenture, nor the consummation or the transaction contemplated thereby, nor compliance with the terms and provisions thereof, will conflict with, or result in a breach of, the terms, conditions or provisions of, or constitute a default under, the charter or bylaws of the Company, or of any applicable law, or of any order, writ, injunction or decree of any court, administrator or arbitrator, or of any agreement or instrument which is applicable to the Company or under which the Company is obligated or by which any of its property is bound.

         8.6 Compliance with Instruments, Etc. The Company will not, upon the sale of the Debenture to WEDGE, be (i) in default under any indenture or material contract or agreement to which it is a party, (ii) in violation of is charter or bylaws or of any applicable law, (iii) in default with respect to any order, writ, injunction or decree of any court or arbitrator, or (iv) in default under any order, license, regulation or demand of any government agency, which default or violation might reasonably be anticipated to result in any material adverse change in the business, properties or condition (financial or otherwise) of the Company.

         8.7 Tax Returns and Liabilities. The Company has filed all federal and state tax returns required to be filed and has paid all taxes as shown on such returns and on all assessments received by it to the extent that such taxes have become due. In the opinion of the officers of the Company, adequate accruals have been set up to cover all unpaid taxes. The Company is not aware of any material liabilities, contingent or otherwise, that have not been disclosed in the financial statements referred to in Section 8.2

         8.8 Permits, Governmental and Other Approvals. The Company and each of its employees possesses such franchises, licenses, permits and other authority as are necessary for the conduct of the Company's business as now being conducted and as proposed to be conducted, and it is not in default under any such franchises, permits, licenses or other authority. No approval, consent, authorization or other order of, and no designation, filing, registration, qualification or recording with, any governmental authority is required in connection with the execution, delivery and performance of this Agreement or the offer, issue and sale of the Debenture to WEDGE.

         8.9 Patents, Trademarks and Other Rights. The Company possesses all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, and copyrights necessary to conduct its business as now being conducted and as proposed to be conducted without conflict with any valid rights of others.

         8.10 Consents. The Company is not required to obtain any consent, approval or waiver by any security holder (debt or equity), creditor, vendor or any other third party to enter into the transactions contemplated hereby, except that consent described in Section 6.1 herein.

         8.11  Shares to be Fully Paid; Reservation of Shares. The
Company covenants and agrees that all shares which may be issued upon the conversion of the Debenture will, upon issuance, be fully paid and free from all taxes, liens and charges with respect to the issue thereof. The Company further covenants and agrees that during the period within which the conversion rights represented by the Debenture may be exercised, the Company will at all times have authorized, and reserved for the purpose of issue upon conversion of the Debenture, a sufficient number of shares of its Common Stock and preferred stock into which the Debenture will be convertible (all of which shall be newly issued at the time of such exercise and shall not be treasury stock) to provide for the exercise of conversion rights pursuant to this Agreement and the Debenture.

         8.12 Key Employees. The Company has no knowledge as to any intentions of any key employee or group of key employees to leave the employ of the Company.

         8.13 Survival. All agreements, representations and warranties contained herein shall survive the execution and delivery of this Agreement, any investigation at any time made by WEDGE or on WEDGE's behalf, the sale and purchase of the Debenture, any disposition thereof, and conversion of the Debenture for shares and any disposition thereof. All statements contained in or any certificate or other instrument delivered by or on behalf of the Company pursuant hereto shall constitute representations and warranties by the Company hereunder.

         8.14 Opinion of Counsel. The Company shall deliver an opinion of counsel, on the date hereof, as to the legal matters set forth in the form of legal opinion attached hereto as Exhibit "E".

                                   ARTICLE IX
                                     DEFAULT

         9.1 Event of Default. As used in this Agreement, the term "Event of Default" shall mean any of the following:

         (a) any default of any kind or nature under Section 9.01 of the Debenture;

         (b) any breach of any representation or warranty contained in Article VIII herein in any material respect as of the date of issuance or making thereof; or

         (c) any default in the observance of any affirmative covenant set forth in Article VI herein or in any negative covenant set forth in Article VII herein which is not remedied within 30 days after written notice thereof to the Company by WEDGE.

         9.2 Default Remedies. Upon the occurrence of an Event of Default, WEDGE shall be entitled to enforce all rights and remedies provided in Section 9.02 of the Debenture, in addition to all other rights and remedies it may be entitled to at equity or under law.

                                    ARTICLE X
                                  MISCELLANEOUS

         10.1 Conflict of Agreement. The parties agree that in the event the terms of this Agreement shall conflict with the terms of the Debenture, the Debenture shall govern.

         10.2 Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original and all of which together shall constitute one agreement.

         10.3 Amendments. This Agreement may be amended, modified or terminated only by a written instrument signed by the parties hereto.

         10.4 Governing Law. This Agreement shall in all respects be governed by and shall be construed in accordance with the laws of the State of Texas.

         10.5 Severability. If any provision or part thereof of this Agreement is found to be prohibited, unenforceable or invalid under the laws of any jurisdiction, the provision or part thereof shall be ineffective only to the extent of such prohibition, unenforceability or invalidity under the applicable law without effecting the enforceability or validity of such provision in any other jurisdiction and without invalidating the remainder of such provision or other provisions in this Agreement.

         10.6 Injunctive Relief. The Company acknowledges that a breach of any of the provisions hereof would cause irreparable harm to WEDGE and agrees that in the event of any such threatened breach WEDGE shall be entitled to injunctive relief and that it shall not be required to post any bond in excess of $1,000.

         10.7 Term. Defined terms not defined herein shall have the meaning ascribed thereto in the Debenture.

         10.8 Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been made when delivered or mailed, first-class postage prepaid, by certified mail, return receipt requested.

                  If to WEDGE:

                           WEDGE Energy Services, L.L.C.
                           1415 Louisiana
                           Suite 3000
                           Houston, Texas 77002
                           Attention: President

                           with a copy to:

                           WEDGE Group Incorporated
                           1415 Louisiana
                           Suite 3000
                           Houston, Texas 77002
                           Attention: General Counsel

                           with a copy to:

                           Darryl M. Burman, Esq.
                           DiCecco, Fant & Burman, L.L.P.
                           1900 West Loop South
                           Suite 1100
                           Houston, Texas 77027

                  If to the Company:

                           TGC Industries, Inc.
                           1304 Summit Avenue
                           Suite 2
                           Plano, Texas 75074

                           with a copy to:

                           Vernon R. Rew, Jr.
                           Law, Snakard & Gambill, P.C.
                           3200 Bank One Tower
                           500 Throckmorton
                           Fort Worth, Texas 76102

         10.9 Headings. The headings of the sections of this Agreement have been inserted for convenience or reference only and shall in no way restrict or otherwise modify any of the terms or provisions hereof.

         10.10 Costs. The Company has agreed to pay all legal costs of WEDGE in connection with the negotiation and preparation of the Note and this Agreement, which costs shall not exceed $20,000.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the date first set forth above.


TGC INDUSTRIES, INC.                        WEDGE ENERGY SERVICES, L.L.C.


By: /s/ Wayne Whitener                      By: /s/ Gregory J. Armstrong
   ---------------------------                  ----------------------------
Name:   Wayne Whitener                      Name:   Gregory J. Armstrong
     -------------------------                    --------------------------
Title:  President                           Title:  Vice President
      ------------------------                     -------------------------

                                   EXHIBIT "A"


                                    DEBENTURE

                               DEBENTURE AGREEMENT

    8 1/2% CONVERTIBLE SUBORDINATED DEBENTURE, SERIES B DUE DECEMBER 1, 2009
                      ORIGINAL PRINCIPAL AMOUNT $2,500,000


         THIS DEBENTURE AGREEMENT (the "Agreement") is made and entered into on this 10th day of December, 1999, by and between WEDGE Energy Services, L.L.C., a Delaware limited liability company ("Holder") and TGC Industries, Inc., a Texas corporation (the "Company").


                                    RECITALS

         WHEREAS the Company is issuing this 8 1/2% Convertible Subordinated Debenture, Series B due December 1, 2009 in the original principal amount of $2,500,000 (the "Debenture" or the "Note") pursuant to the payment of $2,500,000 cash by Holder to the Company and the Company is paying to Holder all principal and accrued interest on that certain Advance Note in the principal amount of $300,000, payable by Company to Holder dated November 1, 1999, and as set forth in that certain Debenture Purchase Agreement of even date herewith (the "Purchase Agreement").

         WHEREAS the Company is now issuing to the Holder and the Holder is receiving such Debenture from the Company; and

         WHEREAS the parties hereto wish to set forth the terms and conditions of such Debenture;

         NOW, THEREFORE, in consideration of the premises and of the mutual agreements hereinafter set forth, the parties hereto agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

         In addition to the terms defined elsewhere in this Agreement, the following terms shall have the meanings set forth below:

         Section 1.01. Capitalized Lease. The term "Capitalized Lease" shall mean any lease of real or personal property under which the rentals are required to be capitalized for financial reporting purposes in accordance with generally accepted accounting principles.

         Section 1.02. Common Stock. The term "Common Stock" shall mean the Common Stock, par value $.30 per share, of the Company.

         Section 1.03. Conversion Price. The conversion price per share of Common Stock, Senior Convertible Preferred Stock or Series D Convertible Preferred Stock into which the Debenture is convertible, which price is $1.15 per share, as such conversion price may be adjusted and readjusted from time to time in accordance with the terms of Section 8.05 hereof.

         Section 1.04. Event of Default. The term "Event of Default" shall mean an Event of Default as defined in Section 9.01 hereof.

         Section 1.05 Indebtedness. The term "Indebtedness" shall mean (a) indebtedness for money borrowed and deferred payment obligations representing the unpaid purchase price of property or stock, other than normal trade credits, which would be included in determining total liabilities shown on the liability side of a consolidated balance sheet of the Company and its Subsidiaries; (b) guarantees and endorsements of obligations of others, directly or indirectly, including obligations under industrial revenue and pollution control bonds, and all other repurchase agreements and indebtedness in effect guaranteed through an agreement, contingent or otherwise, to purchase such indebtedness, or to purchase or sell property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of the indebtedness or to assure the owner of the indebtedness against loss, or to supply funds to or in any manner invest in the debtor, or otherwise (but excluding guarantees and endorsements of notes, bills and checks made in the ordinary course of business); (c) indebtedness secured by any mortgage, lien, pledge, conditional sale agreement, title retention agreement, or other security interest or encumbrance upon property owned by the Company, or its Subsidiaries, even though such indebtedness has not been assumed; and (d) amounts due under Capitalized Leases as reflected on the balance sheet.

         Section 1.06. Interest Rate. The term "Interest Rate" shall mean an interest rate payable on the Debentures of 8 1/2% per annum and as set forth on the face of the Debenture.

         Section 1.07. Issuance Date. The term "Issuance Date" shall mean the date of issuance of the Debenture of December 10, 1999, as set forth on the face of the Debenture.

         Section 1.08. Maturity Date. The term "Maturity Date" shall mean December 1, 2009.

         Section 1.09. Debenture. The term "Debenture" shall mean the Debenture issued by the Company and concurrently herewith being acquired by the Holder, in the form set forth on Exhibit "A" attached hereto, as originally executed or as may from time to time be supplemented or amended pursuant to its provisions or the provisions hereof. If the Holder purchases or otherwise becomes the owner of more than one Debenture, the term "Debentures" shall include all of the Debentures owned by the Holder taken as a whole. The term "Debentures" shall mean all of the Debentures issued by the Company and governed by this Agreement and other Debenture Agreements of like tenor.

         Section 1.10. Person. The term "Person" shall mean an individual, partnership, corporation, trust or unincorporated organization, and a government or agency or political subdivision thereof.

         Section 1.11. Senior Convertible Preferred Stock The term "Senior Convertible Preferred Stock" shall mean that certain series of 8 1/2% Senior Convertible Preferred Stock as described in Section 3.1 of the Purchase Agreement.

         Section 1.12. Series D Convertible Preferred Stock The term "Series D Convertible Preferred Stock" shall mean that certain series of 8% Series D Convertible Preferred Stock as described in Section 3.2 of the Purchase Agreement.

         Section 1.13. Superior Indebtedness. The term "Superior Indebtedness" shall mean (a) Funded Debt, being all Indebtedness having a final maturity of more than one year, and all guarantees of Indebtedness extending more than one year, from its "date of origin" or which is renewable or extendable at the option of the obligor for a period or periods of more than one year from its date of origin, and all amounts due under Capitalized Leases reflected on the balance sheets; and (b) Current Debt, being all unsecured Indebtedness for money borrowed, payable on demand or having a maturity of not more than one year from the date of determination (other than current maturities of Funded Debt) and not extendable or renewable at the option of obligor.

         Section 1.14. Subsidiary. The term "Subsidiary" shall mean any corporation of which more than 80% (by number of votes) of the voting stock is owned by the Company or another Subsidiary.

                                   ARTICLE II

                                  THE DEBENTURE

         Section 2.01. Debenture. This Debenture is in the principal amount of $2,500,000 and is being issued by the Company to the Holder pursuant to the payment of Two Million Five Hundred Thousand Dollars ($2,500,000) cash by Holder to the Company. In connection therewith, the Company shall pay to Holder all principal and accrued interest on that certain Advance Note in the principal amount of $300,000, payable by Company to Holder dated November 1, 1999, and the security interest in certain vehicles and additions thereto and substitutions therefor created by that certain Security Agreement between the Company as debtor and the Holder as secured party dated November 1, 1999, shall be terminated and the collateral with respect thereto shall be released and all title documents with respect to such vehicles held by the Holder shall be returned to the Company. The Holder hereby agrees to receive such Debenture from the Company pursuant to the terms of this Agreement, and the Company hereby agrees to issue, convey, transfer, and assign to the Holder, the Debenture free and clear of all liens, options, claims, and encumbrances of any kind or character whatsoever, except for applicable transfer restrictions required by federal and state securities laws. The Debenture may have such notations or legends as are required by applicable law. The Debenture shall be executed on behalf of the Company by its president or any vice president and attested to by its secretary of any assistant secretary. The Debenture shall recite upon its face the principal amount of indebtedness evidenced by the Debenture, the rate at which interest is payable on the Debenture, and the terms of repayment.

         Section 2.02. Acquisition Price. If the Debenture is being received from the Company upon issuance, the acquisition price for the Debenture shall be the aggregate principal amount thereof. No original issue discount is contemplated by the issuance of these Debentures.

         Section 2.03. [Intentionally Omitted]

         Section 2.04. Registration. The Debentures shall be registered in the Debenture records of the Company as follows: The Company shall maintain a register of the issuance of the Debentures by recording the issuance date, the face amount, and the name and address of the initial holder and, upon transfer in accordance with Article X of this Agreement, each transferee of each of the Debentures upon the books of the Company. The Company shall be entitled to recognize the person registered in the register as the exclusive owner of a Debenture for the purposes of payment of principal and interest thereon, and the Company shall not be bound to recognize any equitable or other claim to or interest in such Debenture on the part of any other person, whether or not the Company has express notice thereof, except as otherwise provided by applicable law.

         Section 2.05. Interest on Debenture. Interest shall be payable on the outstanding principal amount of the Debenture at the Interest Rate. Interest on the Debenture shall be calculated on the basis of a 360-day year of twelve 30-day months. Interest shall be calculated semi-annually as of December 1 and June 1 of each year from the Issuance Date through the last such date prior to the Maturity Date and on the Maturity Date, and accrued interest as of each such date shall be due and payable fifteen calendar days after each such date, provided that the first such date on which interest shall be calculated and paid shall be the first such semi-annual date following the original issuance of the Debenture. If the Company fails to pay to the Holder any portion of cash interest that has accrued on the principal amount of the Debenture when payment is due, such unpaid portion of accrued interest shall continue to be due from and payable by the Company to the Holder until paid. Interest shall be payable in cash, provided that for each interest payment due and payable through January 1, 2001, the interest payment shall be by payment in kind securities by issuance of additional Debentures of like tenor as this Debenture with a principal amount equal to the amount of the cash interest payment which would have been paid ("PIK Interest"). For each interest payment due and payable after January 1, 2001, payment shall be by cash or by PIK Interest at the election of Holder by written notice to the Company, provided that the Company shall only pay PIK Interest and not cash interest in the event the Company's earnings before deduction of interest, taxes, depreciation and amortization (EBITDA) for the six
(6) months ended with the previous quarter (for the December 1 payment: the six
(6) months ended September 30; and for the June 1 payment: the six (6) months ended March 31) are less than one hundred twenty-five percent (125%) of the Company's obligation for such interest payment and for all other dividends and interest due and payable on all other outstanding securities of the Company as of such time. The Company hereby agrees that interest payments on the Debenture shall take priority over any preferred stock dividends payable to current holders of the Company's 8% Series C Convertible Exchangeable Preferred Stock.

         Section 2.06. Lost or Stolen Certificates. In the event the certificate representing the Debenture is destroyed, misplaced, or stolen, the Holder shall promptly notify the Company of such loss. In its discretion, the Company may, as a condition precedent to reissuing a new Debenture certificate, require the Holder to do one or more of the following things:

         (a) Deliver a notice to the Company in the form prescribed by the Company requesting the Company to stop transfer of such lost Debenture certificate;

         (b) Execute and deliver to the Company an affidavit of the facts covering the loss of the Debenture certificate; and

         (c) Execute and file any form required by any state or federal regulatory authority in connection with the loss of the Debenture certificate.

After the Holder has complied with such requirements as the Company deems necessary and appropriate, the Company shall cancel the lost certificate in its register and shall issue a new Debenture certificate to the Holder with terms and provisions identical to those contained in the lost certificate.

         Section 2.07. Governmental Charges. For any transfer of a Debenture or exchange of a Debenture for Debentures of another denomination, the Company may require from the Holder the payment of a sum sufficient to reimburse it for any stamp tax or other governmental charge incidental thereto.

                                   ARTICLE III

                            PREPAYMENT OF DEBENTURES

         Section 3.01. Optional Prepayment of Debentures. The Company may, at any time after December 1, 2001, prepay the Debentures in whole or in part (in amounts of not less than $50,000) by payment of one hundred fifty-two and 174/1000 percent (152.174%) of the outstanding principal amount of the Debentures, or portion thereof to be prepaid, and payment of the accrued interest thereon to the date of prepayment. Except as set forth in this Article III, the Company may not prepay the Debentures prior to maturity.

         Section 3.02. Notice of Prepayments. The Company shall give written notice of any prepayment of the Debentures pursuant to Section 3.01, to each holder thereof not less than thirty (30) days nor more than sixty (60) days before the date fixed for such optional prepayment. Such notice shall specify
(i) such date, and (ii) the principal amount of the holder's Debentures to be prepaid and the aggregate principal amount of all Debentures to be prepaid. Notice of prepayment having been so given, one hundred fifty-two and 174/1000 percent (152.174%) of the aggregate principal amount of the Debentures specified in such notice, and the accrued interest thereon shall become due and payable on the prepayment date.

         Section 3.03. Allocation of Prepayments. All partial prepayments of the Debentures shall be applied on all outstanding Debentures then being prepaid ratably in accordance with the unpaid principal amounts of the Debentures.

         Section 3.04. Merger or Sale. In the event of the consolidation with or merger of the Company with or into another corporation or entity, or in the event of the sale, lease or conveyance to another corporation or entity of the assets of the Company as an entirety or substantially as an entirety, then, upon the written request of any Holder of the Debentures, the Company shall prepay such Holder's Debentures in whole by payment of one hundred percent (100%) of the principal amount of the Debentures and payment of the accrued interest thereon to the date of prepayment, within thirty (30) days of the Company's receipt of such written request.

                                   ARTICLE IV

                   FINANCIAL STATEMENTS AND OTHER INFORMATION.

         Section 4.01. Financial and Business Information. The Company agrees to furnish to you so long as you or your nominee are the holder of any Debenture and to each other holder of the then outstanding Debentures:

         (a) Quarterly Statements. Within 45 days after the end of each quarterly fiscal period (except the last) in each fiscal year of the Company, duplicate copies of:

                  (1) consolidated balance sheets of the Company as of the close of such period,

                  (2) consolidated statements of income and retained earnings and changes in financial position of the Company for such quarterly fiscal period and for the portion of the fiscal year ending with such period, and

                  (3) consolidated statements of cash flows of the Company for the portion of the fiscal year ending with such period.

in each case (except (a)(1) above) setting forth in comparative form the figures for the corresponding period of the preceding fiscal year, all in reasonable detail and certified as having been prepared in accordance with generally accepted accounting principles, but subject to changes resulting from year-end adjustments, by an authorized financial officer of the Company.

         (b) Annual Statements. As soon as available and in any event within 90 days after the close of each fiscal year of the Company, duplicate copies of:

                  (1) audited consolidated balance sheets of the Company as of the close of such fiscal year, and

                  (2) audited consolidated statements of income and retained earnings and changes in financial position of the Company for such fiscal year.

In each case setting forth in comparative form the figures for the preceding fiscal year, all in reasonable detail and accompanied, in the case of audited statements, by an opinion thereon of a firm of independent public accountants of recognized national standing selected by the Company to the effect that the audited financial statements have been prepared in accordance with generally accepted accounting principals consistently applied (except for changes in which such accountants concur) and that the audit by such accountants in connection with financial statements has been made in accordance with generally accepted auditing standards.

         The financial statements delivered pursuant to paragraphs (a) and (b) above shall set forth the amounts charged in each of the periods involved for depreciation and amortization, and for interest expense.

         (c) Audit Reports. Promptly upon receipt thereof, one copy of each interim or special audit made by independent accountants of the books of the Company.

         (d) SEC and Other Reports. Promptly upon their becoming available, one copy of each financial statement, report, notice or proxy statement sent by the Company to stockholders generally, of each Form 8-K, 10-KSB, and 10-QSB, or any successor forms, and any registration statement or prospectus filed by the Company with any securities exchange or with the Securities Exchange Commission, and of all press releases and other statements made available generally by the Company to the public concerning material developments in the business of the Company.

         (e) Together with each set of quarterly statements and annual statements pursuant to paragraphs (a) and (b) above, a certificate of an executive officer of the Company that such financial statements are true and correct and that the Company is not then in default under the terms of this Debenture.

                                    ARTICLE V

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to Holder as follows:

         Section 5.01. Corporate Organization. The Company is a corporation duly organized and validly existing and in good standing under the laws of the State of Texas and has all requisite corporate power and authority to carry on its business as now conducted and proposed to be conducted; the Company has all requisite corporate power and authority to enter into this Agreement, to issue the Debenture and the shares issuable upon the conversion thereof and to carry out the provisions and conditions of this Agreement and of the Debenture. The Company is duly qualified and authorized to do business and is in good standing as a foreign corporation in all states where the ownership of property or the nature of the business transacted by the Company makes such qualification necessary. The Company has 25,000,000 authorized shares of its Common Stock and 4,000,000 authorized shares of its preferred stock. As of December 1, 1999, the Company had 2,253,184 issued and outstanding shares of Common Stock, 1,115,750 issued and outstanding shares of preferred stock and 31,944 treasury shares. As of December 1, 1999, the Company had granted stock options which, if all were exercised, would equal 179,831 shares of Common Stock. As of December 1, 1999, the Company had issued one or more warrants which, if all are exercised, will in the aggregate equal 1,136,574 shares of Common Stock. Additionally, as of December 1, 1999, excluding the shares of Common Stock to be received by WEDGE upon its election to convert to Common Stock, there are 2,789,375 shares of Common Stock to be issued if all existing preferred stock holders were to elect to convert their shares to Common Stock.

         Section 5.02. Corporate Power. The Company has all requisite power and authority to enter into this Agreement, to issue, sell, convey, assign, and transfer the Debenture to the Holder, to own, operate, and lease its properties and other assets and to carry on its business as now being conducted in the place or places where such properties or other assets are now owned or leased and such business is now conducted. No provision of the Articles of Incorporation or Bylaws of the Company would preclude any of the transactions contemplated by this Agreement.

         Section 5.03. Corporate Authorization. The execution of this Agreement and the consummation of the transactions contemplated hereunder have been duly approved by all necessary corporate action of the Company.

         Section 5.04. Debenture. The Debenture deliverable by the Company to the Holder hereunder will be duly authorized and issued, free and clear of all liens, options, claims, and encumbrances of any kind or character whatsoever, except for applicable transfer restrictions required by federal and state securities laws.

         Section 5.05. Compliance with Material Agreements. The Company is not, and upon the issuance of the Debenture to the Holder, will not be in default under any material contract or agreement to which it is a party, which default might reasonably be anticipated to result in any material adverse change in the business, properties or condition (financial or otherwise) of the Company. So long as no Event of Default (as defined herein) shall have occurred, and be continuing with respect to the Debenture, the Company may pay dividends with respect to its equity securities in accordance with the terms and rights of such securities.

                                   ARTICLE VI

                  REPRESENTATIONS AND WARRANTIES OF HOLDER

         The Holder hereby represents and warrants to Company:

         Section 6.01. Power and Authority. The Holder has all requisite power and authority to enter into this Agreement and to acquire the Debenture. No provision of the Articles of Incorporation, Bylaws, or other governing instruments of the Holder would preclude any of the transactions contemplated by this Agreement.

         Section 6.02. Authorization. The execution of this Agreement and the consummation of the transactions contemplated herein have been duly approved by all necessary action, corporate and otherwise, of the Holder.

         Section 6.03. Investment Intent. The Holder is acquiring the Debenture solely for its own account and not with a view to, or for resale in connection with, any distribution or public offering thereof, within the meaning of any applicable securities laws and regulations.


                                   ARTICLE VII

                                  SUBORDINATION


         Section 7.01. Debentures Subordinated to Superior Indebtedness. Anything in this Agreement or the Debentures to the contrary notwithstanding, the indebtedness evidenced by the Debentures (such indebtedness being hereinafter referred to as Subordinated Indebtedness) shall be subordinate and junior in right of payment, to the extent and in the manner hereinafter set forth, to (but only to) all Superior Indebtedness (as defined herein) of the Company.

         Section 7.02. Payments on Subordinated Indebtedness.

         (a) So long as no default or event of default shall have occurred and be continuing with respect to any Superior Indebtedness under the terms thereof, the Company will pay the principal and interest on all Subordinated Indebtedness according to the terms thereof.

         (b) During the continuance of any default with respect to any Superior Indebtedness under the terms thereof, including, without limitation, any default in the payment of either principal or interest on any Superior Indebtedness, no payment of principal, premium or interest shall be made on the Subordinated Indebtedness, if either (i) notice of such default in writing or by facsimile has been given to the Company by the holder or holders of such Superior Indebtedness; or (ii) judicial proceedings shall be pending in respect of such default.

         Section 7.03. Insolvency, etc. In the event of (a) any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition, or other similar proceeding relating to the Company or its property, (b) any proceeding for the liquidation, dissolution, or other winding-up of the Company, voluntary or involuntary, and whether or not involving insolvency or bankruptcy proceedings, (c) any assignment by the Company for the benefit of creditors, or (d) any distribution, division, marshaling, or application of any of the properties or assets of the Company or the proceeds thereof to creditors, voluntary or involuntary, and whether or not involving legal proceedings, then and in such event:

                           (i) all Superior Indebtedness shall first be paid in full (including all principal, premium, if any, and interest, including interest accruing after the commencement of any such proceeding) before any payment or distribution of any character, whether in cash, securities, or other property (other than securities of the Company or any other corporation provided for by a plan of reorganization or readjustment or similar plan, the payment of which is subordinated, at least to the extent provided in this Article VII with respect to Subordinated Indebtedness, to the payment of all Superior Indebtedness at the time outstanding and to any securities issued in respect thereof under any such plan) is made in respect of any Subordinated Indebtedness;

                           (ii) all principal and premium, if any, and interest on the Subordinated Indebtedness shall forthwith become due and payable, and any payment or distribution of any character, whether in cash, securities, or other property (other than securities of the Company or any other corporation provided for by a plan of reorganization or readjustment or similar plan, the payment of which is subordinated, at least to the extent provided in this Article VII with respect to Subordinated Indebtedness, to the payment of all Superior Indebtedness at the time outstanding and to any securities issued in respect thereof under any such plan) which would otherwise (but for the terms hereof) be payable or deliverable in respect of any Subordinated Indebtedness, shall be paid or delivered directly to the holders of the Superior Indebtedness, until all Superior Indebtedness shall have been paid in full, the holders of the Subordinated Indebtedness at the time outstanding irrevocably authorize, empower, and direct all receivers, trustees, liquidators, conservators, fiscal agents, and others having authority in the premises to effect all such payments and deliveries;


                           (iii) each holder of the Subordinated Indebtedness at the time outstanding irrevocably authorizes and empowers each holder of the Superior Indebtedness or such holder's representative to demand, sue for, collect, and receive such holder's ratable share of all such payments and distributions and to receipt therefor, and to file and prove all claims therefor and take all such other action, in the name of such holder or otherwise, as such holder of the Superior Indebtedness or such holder's representative may determine to be necessary or appropriate for the enforcement of this Section 7.03; and

                           (iv) the holders of the Subordinated Indebtedness shall execute and deliver to each holder of the Superior Indebtedness or such holder's representative all such further instruments confirming the above authorization, and all such powers of attorney, proofs of claim, assignments of claim, and other instruments, and shall take all such other action as may be requested by such holder of the Superior Indebtedness or such holder's representative to enforce all claims upon or in respect of the Subordinated Indebtedness.

For all purposes of this Agreement, Superior Indebtedness shall not be deemed to have been paid in full unless the holders thereof shall have received cash equal to the amount of principal, premium, if any, and interest in respect of all Superior Indebtedness at the time outstanding, and in case there are two or more holders of the Superior Indebtedness any payment or distribution required to be paid or delivered to the holders of the Superior Indebtedness shall be paid or delivered to such holders ratably according to the respective aggregate amounts remaining unpaid on the Superior Indebtedness of such holders.

         Section 7.04. Payments and Distributions Received. If any payment or distribution of any character (whether in cash, securities, or other property) or any security shall be received by any holder of any of the Subordinated Indebtedness in contravention of any of the terms of this Article VII, and except as permitted by Section 7.03 or Section 7.06, such payment or distribution or security shall be held in trust for the benefit of, and shall be paid over or delivered and transferred to, the holders of the Superior Indebtedness for application to the payment of all Superior Indebtedness remaining unpaid, to the extent necessary to pay all such Superior Indebtedness in full. In the event of the failure of any holder of any of the Subordinated Indebtedness to endorse or assign any such payment, distribution or security, any holder of the Superior Indebtedness or such holder's representative is hereby irrevocably authorized to endorse or assign the same.

         Section 7.05. Subrogation. In the event that cash, securities, or other property otherwise payable and deliverable to the holders of the Subordinated Indebtedness shall have been applied pursuant to Section 7.03 or Section 7.04 to the payment of Superior Indebtedness in full, then and in each such case, the holders of the Subordinated Indebtedness shall be subrogated to any rights of any holders of Superior Indebtedness to receive further payments or distributions in respect of or applicable to the Superior Indebtedness.

         Section 7.06. Acceleration of Subordinated Indebtedness. In case any Subordinated Indebtedness is declared due and payable because of the occurrence of an Event of Default with respect to the Subordinated Indebtedness under circumstances when the terms of Section 7.03 are not applicable, the holders of such Subordinated Indebtedness shall not be entitled to receive payment or distribution in respect thereof until all Superior Indebtedness at the time outstanding shall have been paid in full; provided, however, that, so long as such Event of Default does not constitute a default or event of default with respect to any Superior Indebtedness, the holders of the

Subordinated Indebtedness shall continue to be entitled to receive (i) current interest payments, (ii) regularly scheduled prepayments pursuant to Section 3.01, and (iii) payments due at the stated maturity, notwithstanding such declaration.

         Section 7.07. Notice. In the event that any Subordinated Indebtedness shall become due and payable before its expressed maturity on demand of the holder thereof as the result of the occurrence of a default or event of default, the Company will give prompt notice in writing of such happening to each holder of Superior Indebtedness.

         Section 7.08. Subordination Not Affected, etc. The terms of this
Article VII, the subordination effected hereby, and the rights of the holders of the Superior Indebtedness shall not be affected by (a) any amendment of or addition or supplement to any Superior Indebtedness or any instrument or agreement relating thereto, (b) any exercise or non-exercise of any right, power, or remedy under or in respect of any Superior Indebtedness or any instrument or agreement relating thereto, or (c) any waiver, consent, release, indulgence, extension, renewal, modification, delay, or other action, inaction or omission, in respect of any Superior Indebtedness or any instrument or agreement relating thereto or any security therefor or guaranty thereof, whether or not any holder of any Subordinated Indebtedness shall have had notice or knowledge of any of the foregoing. In addition, in the event that any holder or prospective holder of Superior Indebtedness reasonably requires a modification or amendment of the terms of this Article VII with respect to the subordination of the Subordinated Indebtedness, the Holder agrees to execute any such modification or amendment to this Article VII with respect thereto.

         Section 7.09. Obligations Unimpaired. No present or future holder of Superior Indebtedness shall be prejudiced in the right to enforce subordination of the Subordinated Indebtedness by any act or failure to act on the part of the Company. The provisions of this Article VII are solely for the purpose of defining the relative rights of the holders of Superior Indebtedness on the one hand and the holders of Subordinated Indebtedness on the other hand, and nothing in this Article VII shall (a) impair as between the Company and the holder of any Subordinated Indebtedness the obligation of the Company, which is unconditional and absolute, to pay to the holder thereof the principal, premium, if any, and interest thereon in accordance with the terms thereof, or (b) prevent the holder of any Subordinated Indebtedness from exercising all remedies otherwise permitted by applicable law under this Agreement, subject to the rights, if any, under this Article VII of the holders of Superior Indebtedness.

         Section 7.10. Securities Subordinate to Debenture. All equity securities of the Company shall be subordinate and junior in right of payment as to dividends, and on liquidation, to the rights of the Debenture to payment of principal and interest and on liquidation.

                                  ARTICLE VIII

                            CONVERSION OF DEBENTURES

         Section 8.01. Conversion Privilege. The unpaid principal amount of any Debenture or any portion thereof may, at the election of the holder thereof, at any time after the date of such Debenture be converted into (a) shares of Common Stock at the conversion price per share of Common Stock of One Dollar and Fifteen Cents ($1.15) or (b) shares of Senior Convertible Preferred Stock, at the conversion price per share of such Senior Convertible Preferred Stock of One Dollar and Fifteen Cents ($1.15), provided that if the holders of the Company's 8% Series C Convertible Exchangeable Preferred Stock ("Series C Preferred Stock") do not provide the necessary waivers under the terms thereof with respect to the issuance of the Senior Convertible Preferred Stock, then the Debenture at the Holders' option may be converted into shares of Series D Convertible Preferred Stock with terms which are pari passu with the Company's Series C Preferred Stock, or any outstanding series of preferred stock of the Company with rights and terms superior thereto, at the conversion price per share of Series D Convertible Preferred Stock of One Dollar and Fifteen Cents ($1.15), further provided that, in any event, such Senior Convertible Preferred Stock or Series D Convertible Preferred Stock issued to the Holder on such conversion shall itself have conversion rights into shares of Common Stock which provide that each share of preferred stock shall be initially convertible into one (1) share of Common Stock, as such conversion price may be adjusted and readjusted from time to time in accordance with Section 8.05 hereof (such conversion price, as so adjusted and readjusted and in effect at any time, being herein called the "Conversion Price"), into the number of fully paid and non-assessable shares of Common Stock determined by dividing (x) the aggregate principal amount of the Debentures to be so converted by (y) the Conversion Price in effect at the time of such conversion.

         Section 8.02.  Manner of Conversion; Partial Conversion, etc.

         (a) Any Debenture may be converted in whole or in part by the holder thereof by surrender of such Debenture, accompanied by a written statement designating the principal amount of such Debenture to be converted and stating the name and address of the person in whose name certificates for shares of Common Stock are to be registered, at the office of the Company specified in or pursuant to Section 15.01. Upon any such partial conversion of a Debenture, the Company at its expense will forthwith issue and deliver to or upon the order of the holder thereof a new Debenture or Debentures in principal amount equal to the unpaid and unconverted principal amount of such surrendered Debenture, such new Debenture or Debentures to be dated and to bear interest from the date to which interest has been paid on such surrendered Debenture. Each conversion shall be deemed to have been effected as of the close of business on the date on which such Debenture shall have been so surrendered to such office, and at such time the rights of the holder of such Debenture as such shall, to the extent of the principal amount thereof converted, cease, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record thereof.

         (b) The Company shall pay all cash interest on any Debenture or portion of any Debenture surrendered for conversion to the date of such conversion.

         Section 8.03. Delivery of Stock Certificates. As promptly as practicable after the conversion of any Debenture in full or in part, and in any event within 20 days thereafter, the Company at its expense (including the payment by it of any applicable issue taxes) will issue and deliver to the holder of such Debenture, or as such holder (upon payment by such holder of any applicable transfer taxes) may direct, a certificate or certificates for the number of full and fractional shares of Common Stock issuable upon such conversion.

         Section 8.04. Shares to be Fully Paid; Reservation of Shares. The Company covenants and agrees that all shares of Common Stock which may be issued upon conversion of the Debentures will, upon issuance, be fully paid and non-assessable and free from all taxes, liens, and charges with respect to the issue thereof; and without limiting the generality of the foregoing, the Company covenants and agrees that it will from time to time take all such action as may be requisite to assure that the par value (if any) per share of the Common Stock is at all times equal to or less than the then effective purchase price per share of the Common Stock issuable upon conversion of the Debentures. The Company further covenants and agrees that the Company will at all times have authorized, and reserved for the purpose of issue or transfer upon the conversion of the Debentures, a sufficient number of shares of its Common Stock to provide for the conversion of the Debentures.

         Section 8.05. Conversion Price Adjustments. The Conversion Price shall be subject to adjustment from time to time as follows:

                  (a) Stock Dividends, Subdivisions, Reclassifications or Combinations. If the Corporation shall (i) declare a dividend or make a distribution on its Common Stock in shares of its Common Stock, (ii) subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares, or
                  (iii) combine or reclassify the outstanding Common Stock into a smaller number of shares, the Conversion Price in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the holder of any Debentures surrendered for conversion after such date shall be entitled to receive the number of shares of Common Stock which he would have owned or been entitled to receive had such Debentures been converted immediately prior to such date. Successive adjustments in the Conversion Ratio shall be made whenever any event specified above shall occur.

                  (b) Other Distributions. In case the Corporation shall fix a record date for the making of a distribution to all holders of shares of its Common Stock (i) of shares of any class other than its Common Stock or (ii) of evidences of indebtedness of the Corporation or any Subsidiary or (iii) of assets (excluding cash dividends or distributions, and dividends or distributions referred to in subparagraph 8.05(a) above), or
                  (iv) of rights or warrants, in each such case of (i) through
                  (iv) the Conversion Price in effect immediately prior thereto shall be immediately thereafter proportionately adjusted for such distribution so that the holder of Debentures would be entitled to receive the fair market value (as determined by the Board of Directors, whose determination in good faith shall be conclusive) of what a Holder would have been entitled to receive had such Debentures been converted prior to such distribution. Such adjustment shall be made successively whenever such a record date is fixed. In the event that such distribution is not so made, the Conversion Price then in effect shall be readjusted, effective as of the date when the Board of Directors determines not to distribute such shares, evidences of indebtedness, assets, rights or warrants, as the case may be, to the Conversion Price which would then be in effect if such record date had not been fixed.

                  (c) Consolidation, Merger, Sale, Lease or Conveyance. In case of any consolidation with or merger of the Corporation with or into another corporation, or in case of any sale, lease or conveyance to another corporation of the assets of the Corporation as an entirety or substantially as an entirety, the Debentures shall after the date of such consolidation, merger, sale, lease or conveyance be convertible into the number of shares of stock or other securities or property (including cash) to which the shares of Common Stock issuable (at the time of such consolidation, merger, sale, lease or conveyance) upon conversion of such Debenture would have been entitled to upon such consolidation, merger, sale, lease or conveyance; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the holders of the Debentures shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or property thereafter deliverable on the conversion of the Debentures.

         Section 8.06. Statement Regarding Adjustments. Whenever the Conversion Price shall be adjusted as provided in Section 8.05, the Corporation shall forthwith file, at the principal office of the Corporation, a statement showing in detail the facts requiring such adjustment and the Conversion Price that shall be in effect after such adjustment, and the Corporation shall also cause a copy of such statement to be sent by mail, first class postage prepaid, to each holder of Debentures, at its address appearing on the Corporation's records. Where appropriate, such copy may be given in advance and may be included as part of a notice required to be mailed under the provisions of Section 8.07.

         Section 8.07. Notice to Holders. In the event the Corporation shall propose to take any action of the type described in Section 8.05, the Corporation shall give written notice to each holder of Debentures, in the manner set forth in Section 8.06, which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Conversion Price and the number, kind or class of shares which shall be deliverable upon conversion of Debentures. In the case of any action which would require the fixing of a record date, such written notice shall be given at least 15 days prior to the taking of such action. Failure to give such written notice, or any defect therein, shall not affect the legality or validity of any such action.

         Section 8.08. Costs. The Corporation shall pay all documentary, stamp, transfer or other transactional taxes attributable to the issuance or delivery of shares of Common Stock upon conversion of any Debentures; provided that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the holder of the Debentures, in respect of which shares are being issued.

                                   ARTICLE IX

                              DEFAULT AND REMEDIES

         Section 9.01. Event of Default. As used in this Agreement and the accompanying Debenture, the term "Event of Default" shall mean any one of the following:

         (a) a default in the payment of interest on any Debenture when due and such default shall continue for more than fifteen (15) days from such due date;

         (b) a default in the payment of the principal of Debentures at maturity or at any date fixed in any notice for prepayment;

         (c) the Company sells or otherwise disposes of all or substantially all of its assets to any Person;

         (d) a default in the observance or performance of any covenant or provision of this Agreement or of the Purchase Agreement which is not remedied within thirty (30) days after written notice thereof to the Company by the holder of any Debenture;

         (e) any representation or warranty made by the Company herein or in the Purchase Agreement, or made by the Company in any written statement or certificate furnished by the Company in connection with the consummation of the issuance and delivery of the

         Debentures or furnished by the Company pursuant hereto, is untrue in any material respect as of the date of the issuance or making thereof;

         (f) final judgment or Judgments for the payment of money aggregating in excess of $250,000 is or are outstanding against the Company or any Subsidiary or against any of the property or assets of the Company or any Subsidiary and any one of such judgments has remained unpaid, unvacated, unbonded or unstayed by appeal or otherwise for a period of thirty (30) days from the date of its entry;

         (g) the Company or any Subsidiary becomes insolvent or bankrupt, is generally not paying its debts as they become due or makes an assignment for the benefit of creditors, or the Company or any Subsidiary causes or suffers an order for relief to be entered with respect to it under applicable Federal bankruptcy law or applies for or consents to the appointment of a custodian, trustee or receiver for the Company or any Subsidiary or for the major part of the property of the Company or any Subsidiary;

         (h) a custodian, trustee or receiver is appointed for the Company or any Subsidiary or for the major part of the property of the Company or any Subsidiary and is not discharged within sixty (60) days after such appointment; or

         (i) bankruptcy, reorganization, arrangement or insolvency proceedings, or other proceedings for relief under any bankruptcy or similar law or laws for the relief of debtors, are instituted by or against the Company or any Subsidiary and, if instituted against the Company or any Subsidiary, are consented to or are not dismissed within sixty (60) days after such institution.

         Section 9.02. Default Remedies.

         (a) Upon the occurrence of an Event of Default, the Holder may, upon ten (10) days prior written notice to the Company, declare the Debenture to be, and the outstanding principal amount of the Debenture shall thereupon be and become, forthwith due and payable in cash, together with interest accrued thereon; and

         (b) If an Event of Default occurs, the Holder may proceed to protect and enforce its rights by a suit in equity, action at law, or other appropriate proceeding, whether for the specific performance of any agreement contained herein or for an injunction against a violation of any of the terms or provisions hereof, or in aid of the exercise of any power granted herein or by law.

         Section 9.03. Waiver of Events of Default. The holders of 51 percent (51%) of the aggregate principal amount of the Debentures outstanding may at any time waive an existing Event of Default and its consequences.

                                    ARTICLE X

                              TRANSFER OF DEBENTURE

         Section 10.01. Restriction on Transfer. In addition to any other restrictions on transfer of the Debenture imposed by this Article X, the Holder may transfer or assign his, her, or its rights and obligations under this Agreement only in conjunction with the transfer or assignment of the Debenture.

         Section 10.02. Requirements of Transfer. No transfer of the Debenture shall be valid and effective unless and until (a) the transferor executes a written assignment of the Debenture or executes a separate power of attorney indicating his intent to transfer ownership, (b) the transferee executes a Debenture Agreement, which shall be identical to this Agreement except for the Holder's name and the date of execution, and (c) the transferor delivers written transfer instructions (i) signed by the transferor and the transferee, (ii) stating the name and mailing and residence address of the transferee, and (iii) stating the desired effective date of such change of ownership. If the transferee fails to execute a Debenture Agreement, the transferee's signature on the instructions of transfer will be deemed to constitute the transferee's assent to the terms of the Debenture and the Debenture Agreement.

         Section 10.03. Registration of Transfer. Transfer of the Debenture shall be registered upon the Company's register of Debentures following the Company's receipt of all documents necessary to effect transfer in accordance with Section 10.02. Such documents may be either personally delivered by the transferor or transferee or mailed to the Company in accordance with Section
15.01 hereof.

         Section 10.04. Effective Date of Transfer. The effective date of the transfer recorded on the Company's register of Debentures shall be the date requested in the instructions of transfer; the effective date shall not, however, precede the date of the most recent payment date of interest with respect to such Debenture. In the event such date precedes the date of the most recent payment of interest on the Debenture or if the desired date is omitted from the instructions of transfer, the Company may in its discretion honor the transfer, and, in such case, the effective date of transfer shall be the first date at which the Company is in receipt of all of the items required by Section
10.02 hereof.

         Section 10.05. Transferee as Holder. Upon completion of a transfer in accordance with the provisions provided in this Article X, such Transferee shall be considered the Holder as if the transferee had been the original party to execute this Agreement.

         Section 10.06. Issuance of New Certificates. Upon a transfer in accordance with this Article X, and upon delivery by the transferor of his, her, or its Debenture certificate representing the Debenture being transferred, the Company shall cancel such Debenture certificate and shall issue a new certificate in the transferee's name. Such new certificate shall be issued in accordance with

Article II hereof, and its provisions will be identical to those of the old Debenture certificate except as to the Holder's name and the date of execution, which date on the new certificate shall be the same as the effective transfer date in accordance with Section 10.04 hereof.

         Section 10.07. Legend on Debenture. The Debenture shall bear the following legend:

         "THIS DEBENTURE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR THE SECURITIES LAWS OF ANY STATE, AND HAS BEEN ISSUED PURSUANT TO EXEMPTIONS FROM SUCH REGISTRATION AND QUALIFICATION REQUIREMENTS. THIS DEBENTURE MAY NOT BE SOLD, TRANSFERRED, OR ASSIGNED WITHOUT THE PERMISSION OF THE ISSUER AND UNLESS THIS DEBENTURE SHALL HAVE BEEN DULY REGISTERED UNDER THE ACT AND REGISTERED OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS, OR, IN THE OPINION OF COUNSEL SATISFACTORY TO THE ISSUER, REGISTRATION AND QUALIFICATION OF THE DEBENTURE SHALL NOT BE REQUIRED. THIS DEBENTURE IS SUBJECT TO AND ITS TRANSFER IS RESTRICTED BY THE TERMS AND PROVISIONS OF THAT CERTAIN DEBENTURE AGREEMENT, DATED DECEMBER 1, 1999, EXECUTED BY AND BETWEEN THE COMPANY AND THE HOLDER OF THIS DEBENTURE, A COPY OF WHICH IS ON FILE IN THE OFFICES OF THE COMPANY."

                                   ARTICLE XI

                               REGISTRATION RIGHTS

         Section 11.01. Registration on Request. Upon the written request of any holder or holders of at least fifty-one percent (51%) in the aggregate principal amount of the Debentures and/or fifty-one percent (51%) of the shares of Common Stock, Senior Convertible Preferred Stock and/or Series D Convertible Preferred Stock ("Shares") issued upon conversion of such Debentures, which request shall state the intended method of disposition by such holder or holders and shall request that the Company effect the registration of all or part of such Shares, or the Shares issuable upon the conversion of such Debentures, or both, under the Securities Act of 1933, as amended (the "Act"), the Company will promptly give written notice of such requested registration to all holders of outstanding Debentures and Shares, and thereupon will use its best efforts to effect the registration under the Act of:

         (a) the Shares which the Company has been so requested to register, for disposition in accordance with the intended method of disposition stated in such request, and

         (b) all other outstanding Shares, or Shares issuable upon the conversion of Debentures, the holders of which shall have made written request (stating the intended method of disposition of such securities by such holders) to the Company for registration thereof within thirty
         (30) days after the receipt of such written notice from the Company,

all to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) by the holders of the Shares so registered and to maintain such registration in effect for a period of twenty-four (24) months; provided, that the Company shall not be required to register or use its best efforts to effect any registration of Shares under the Act pursuant to this Section 11.01 more than once. In the event that, as a result of such registration, another person with incidental registration rights granted by the Company requests that the Company include securities of such person in such registration, such request will not result in a reduction in the number of securities of the holder or holders of the Debentures and/or Shares to be included in such registration.

         The Company shall have no obligation to register or use its best efforts to effect any registration of Shares under the Act pursuant to this
Article XI which would be in conflict with the obligations of any holder or holders of Debentures and/or Shares under any confidentiality agreement between such holder or holders and the Company entered into in connection with the offering of the Debentures to such holder or holders.

         Section 11.02. Incidental Registration. If the Company at any time proposes to register any of its securities under the Act (otherwise than pursuant to Section 11.01 and other than a registration on Form S-8, or the form, if any, which supplants such Form), it will each such time give written notice to all holders of outstanding Debentures and Shares of its intention to do so and, upon the written request of any such holder made within thirty (30) days after the receipt of any such notice (which request shall specify the Shares intended to be disposed of by such holder and state the intended method of disposition thereof), the Company will use its best efforts to cause all such outstanding Shares, or Shares issuable upon the conversion of Debentures, the holders of which shall have so requested the registration thereof, to be registered under the Act to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Shares so registered; provided that, if in the good faith judgment of the managing underwriter or underwriters of a then proposed public offering of the Company's securities, such registration of such Shares would materially and adversely affect such public offering, then in such event the number of Shares and other securities to be registered by the Company, including, without limitation, securities to be registered pursuant to any other registration rights which have been granted by the Company, shall each be proportionally reduced to such number as shall be acceptable to the managing underwriter, subject to Section 11.01.

         Section 11.03. Registration Procedures. If and whenever the Company is required to use its best efforts to effect or cause the registration of any Shares under the Act as provided in this Article XI, the Company will, as expeditiously as possible:

         (a) prepare and file with the Securities and Exchange Commission (the "Commission") a registration statement with respect to such Shares and use its best efforts to cause such registration statement to become effective;

         (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for such period not exceeding a period of twenty-four (24) months as may be necessary to comply with the provisions of the Act with respect to the disposition of all Shares covered by such registration statement during such period in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement;

         (c) furnish to each seller of such Shares such number of copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and, if any seller shall so request, a summary prospectus), in conformity with the requirements of the Act, and such other documents, as such seller may reasonably request in order to facilitate the disposition of the Shares owned by such seller;

         (d) use its best efforts to register or qualify such Shares covered by such registration statement under such other securities or blue sky laws of such jurisdictions as each seller shall reasonably request, and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Shares owned by such seller; and

         (e) notify each seller of any such Shares covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Act within the period mentioned in subdivision (b) of this Section 11.03, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of any such seller prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

         Section 11.04. Registration Expenses. All expenses incident to the Company's performance of or compliance with this Article XI, including, without limitation, all registration and filing fees, fees and expenses of complying with securities or blue sky laws, printing expenses and fees and disbursements of counsel for the Company and of independent pubic accountants, but excluding underwriting commissions and discounts, the fees of any counsel engaged by the Holder, and any filing fees associated with shares of Senior Convertible Preferred Stock or Series D Convertible Preferred Stock, but not Common Stock, being listed with a national securities exchange or quoted on the NASDAQ National Market System or Small Cap Market, shall be borne by the Company.

         Section 11.05. Indemnification.

         (a) In the event of any registration of any Shares under the Act pursuant to this Article XI, the Company will, to the extent permitted by law, indemnify and hold harmless the seller of such Shares and each underwriter of such securities and each other person, if any, who controls such seller or underwriter within the meaning of the Act, against any losses, claims, damages, or liabilities, joint or several, to which such seller or underwriter or controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which such securities were registered under the Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Company will reimburse such seller and each such underwriter and each such controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action, provided that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such seller or underwriter specifically for use in the preparation thereof.

         (b) The Company may require, as a condition to including any Shares in any registration statement filed pursuant to Section 11.03, that the Company shall have received an undertaking satisfactory to it from the prospective seller of such Shares and from each underwriter of such Shares, to indemnify and hold harmless (in the same manner and to the same extent as set forth in subdivision (a) of this Section 11.05) the Company, each director of the Company, each officer of the Company who shall sign such registration statement and any person who controls the Company within the meaning of the Act, with respect to any statement or omission from such registration statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such seller or underwriter specifically for use in the preparation of such registration statement, preliminary prospectus, final prospectus, amendment, or supplement.

         (c) Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in the preceding subdivisions of this Section 11.05, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action, provided that the failure of any indemnified party to give notice as provided therein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this Section 11.05. In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

                                   ARTICLE XII

                      CONSOLIDATION, MERGER, AND CONVEYANCE

         Section 12.01. Continuation of Terms of Agreement. Nothing contained in this Agreement or in the accompanying Debenture shall prevent any consolidation or merger of the Company with or into any other corporation or association, or any conveyance of the business, assets, and properties of the Company as a whole or substantially as a whole, to any other corporation or other entity, provided that all terms and conditions of this Agreement, including payment, to be observed and performed by the Company shall be expressly assumed by the successor entity formed by or resulting from any such merger or to which any such conveyance shall have been made.

         Section 12.02. Rights of Successor. If the Company or any successor entity is consolidated or merged with or into, or shall make a conveyance to, any other corporation or other entity, as permitted and upon the terms provided in this Article XII, the entity formed by or resulting from such consolidation or merger or to which such conveyance shall have been made shall succeed to and be substituted for the Company, with the same force and effect as if it had been named in, and had executed, this Agreement, and shall have and possess and may exercise, subject to the terms and conditions of this Agreement, each and every power, authority, and right herein reserved to or conferred upon the Company.

         Section 12.03. Construction. For every purpose of this Agreement, including the execution and issuance of the Debenture, the term "Corporation" includes and means (unless the context otherwise requires) not only the corporation that has executed this Agreement, but also any such successor entity in accordance with the provisions of this
Article XII.

         Section 12.04. Merger or Sale. In the event of the merger or sale of the Company as described in Section 3.04 of this Agreement, the holders of the Debentures shall have the rights to cause the Debentures to be prepaid as set forth in such Section 3.04.

                                  ARTICLE XIII

                                SPECIAL COVENANTS

         So long as, but only so long as, the Debenture is held by the original Holder, WEDGE Energy Services, L.L.C. ("WEDGE") or by an affiliate of WEDGE, the Company shall be subject to the following special covenants:

         Section 13.01. Right of Participation The Company grants to Holder a right of participation to participate in any additional equity offerings which the Company may offer, as set forth in Sections 2.1, 2.2 and 2.3 of the Purchase Agreement.

         Section 13.02. Restriction on Payment of Cash Dividends and Interest. The Company agrees that so long as (i) the Debenture remains outstanding or (ii) Holder owns shares of preferred stock representing at least 10% of the shares of capital stock of the Company on a fully diluted basis utilizing the "treasury method" as described in Section 2.3 of the Purchase Agreement, it shall not pay any cash dividends or any interest accruals on any equity security or any debt security, excluding any Superior Indebtedness as defined in the Debenture, in existence as of the date hereof or created hereafter unless and until the Company's earnings before deduction of interest, taxes, depreciation and amortization ("EBITDA") for the six (6) months ended with the quarter for the last quarterly report which the Company is required to furnish to Holder under
Section 4.01 of the Debenture are more than 125% of the Company's obligations for all dividends and interest due and payable on all outstanding securities of the Company as of such time. The Company agrees that interest payments on the Debenture shall take priority in payment over any preferred stock dividends payable to current holders of Series C Preferred Stock

         Section 13.03. Prohibition Against Capital Expenditures. The Company agrees that so long as (i) the Debenture remains outstanding or (ii) Holder owns shares of preferred stock representing at least 10% of the shares of capital stock of the Company on a fully diluted basis utilizing the "treasury method" as described in Section 2.3 of the Purchase Agreement, the Company will not incur, or commit to incur, any capital expenditures of any kind or nature in excess of $50,000 without the approval of the Board of Directors of the Company, and, in addition, the Company agrees that, until the Company has expended the $2,500,000 in proceeds from the issuance of the Debenture, from the date hereof there shall be no capital expenditure in excess of $50,000 without the affirmative written consent of WEDGE or its affiliate who is then the Holder of the Debenture or any security convertible thereto.

                                   ARTICLE XIV

                                   AMENDMENTS

         Section 14.01. Without Consent of Holder. The Company may amend this Agreement and the Debenture without the consent of the Holder:

                  (a)      To cure any ambiguity, defect, or inconsistency;

                  (b) To comply with any consolidation or merger of the Company with or into any other corporation, or to comply with any conveyance of the business, assets, and properties of the Company as a whole or substantially as a whole, to any other corporation or other entity, provided that the corporation complies with the terms of Article XII hereof; and

                  (c) To make any change that does not adversely affect the rights of the Holder.

         Section 14.02. With Consent of Holder. Subject to the terms of Section 14.01, the Company may amend this Agreement or the Debentures with respect to any matter with the written consent of the holders of at least 66 2/3 percent (66 2/3%) of the aggregate principal amount of the outstanding Debentures. However, without consent of each holder affected, an amendment under this section may not:

                  (a) Reduce the rate of or change the time for payment of interest on any Debenture;

                  (b) Reduce the principal of or change the fixed maturity of any Debenture;

                  (c) Make any Debenture convertible into any securities other than as described in Section 8.01; or

                  (d)      Make any change in this Section 14.02.

         Section 14.03. Revocation and Effect of Consents. Until an amendment or waiver becomes effective, a consent to such amendment or waiver by a holder of a Debenture is a continuing consent by such holder and every subsequent holder of such Debenture, even if notation of the consent is not made on any Debenture. Any such holder or subsequent holder may, however, revoke the consent as to his Debenture if the Company receives the notice of revocation before the date the amendment or waiver becomes effective. An amendment or waiver becomes effective in accordance with its terms and thereafter binds every holder of a Debenture.

         Section 14.04. Notation on or Exchange of Debentures. The Company may place an appropriate notation concerning an amendment or waiver on any Debenture thereafter issued. The Company in exchange for all outstanding certificates may issue new certificates that reflect the amendment or waiver.

                                   ARTICLE XV

                            MISCELLANEOUS PROVISIONS

         Section 15.01. Notices. Any notice or other communication required to be given pursuant to this Agreement must be in writing and may be given by registered or certified mail, and if given by registered or certified mail, shall be deemed to have been given and received when a registered or certified letter containing such notice, properly addressed with postage prepaid, is deposited in the United States mail; and if given otherwise than by registered or certified mail, it shall be deemed to have been given when delivered to and received by the party to whom addressed. Such notices shall be given to the parties hereto at the following addresses:

                  If to the Company:

                           TGC Industries, Inc.
                           1304 Summit Avenue
                           Suite 2
                           Plano, TX  75074

                           With a Copy to:

                           Vernon E. Rew, Jr.
                           Law, Snakard & Gambill, P.C.
                           3200 Bank One Tower
                           500 Throckmorton
                           Fort Worth, Texas  76102

                  If to the Holder:

                           WEDGE Energy Services, L.L.C.
                           1415 Louisiana
                           Suite 3000
                           Houston, Texas 77002
                           Attention: President
                           with a copy to:

                           WEDGE Group Incorporated
                           1415 Louisiana
                           Suite 3000
                           Houston, Texas 77002
                           Attention: General Counsel

                           With a Copy to:

                           Darryl M. Burman
                           DiCecco, Fant & Burman, L.L.P.
                           3D/International Tower
                           1900 West Loop South, Suite 1100
                           Houston, Texas 77027

or addressed to either party at such other address as such party shall hereafter furnish to the other party in writing. The address for any purpose hereof may be changed at any time and shall be the most recent address furnished in writing to the other party.

         Section 15.02. Binding Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors, and assigns, except as otherwise expressly provided herein.

         Section 15.03. Severability. If any one or more of the provisions contained in this Agreement should for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

         Section 15.04. No Third Parties. Except as otherwise expressly provided herein, nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon or give to any person, firm, or corporation other than the parties hereto and the holders from time to time of the accompanying Debenture any security, rights, remedies, or claims, legal or equitable, under or by reason of this Agreement, or under or by reason of any covenant, condition, or stipulation herein contained; and this Agreement and all the covenants, conditions, and provisions herein contained are and shall be held for the sole and exclusive benefit of the parties hereto and the holders from time to time of the accompanying Debenture.

         Section 15.05. Headings. The captions used in conjunction with this Agreement are for convenience only, and shall not be deemed a part of this Agreement or used to construe any provision hereof.

         Section 15.06. Survival of Representations, Warranties, and Covenants. The representations, warranties, and covenants of the parties shall survive the execution of this Agreement and the issuance of the Debenture and shall remain in full force and effect thereafter.

         Section 15.07. Entire Agreement. This Agreement and the accompanying Debenture constitute the sole and only agreements of the parties hereto and supersede any prior understandings or written or oral agreements between the parties respecting the subject matter within.

         Section 15.08. Inclusion of Debenture. Reference is made to the accompanying Debenture. The provisions of such Debenture shall be deemed incorporated into this Agreement for all purposes as though fully set forth on the face hereof.

         Section 15.09. Immunities of Stockholders, Officers and Directors. No recourse shall be had for the payment of the principal of the accompanying Debenture or of the interest thereon, or for any claim based thereon or otherwise in respect thereof, or arising from this Agreement, against any past, present, or future stockholder, director, or officer of the Company, as such, whether by virtue of any constitution, statute, or rule of law, or by the enforcement of any assessment or penalty, all such liability being by the acceptance of the accompanying Debenture and as part of the consideration of the issuance thereof expressly waived and released by the Holder and by any subsequent owners of the Debenture.

         Section 15.10. Governing Law. This Agreement and the Debenture shall be governed by and construed in accordance with the laws of the State of Texas.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

COMPANY:                                      HOLDER:

TGC INDUSTRIES, INC.                          WEDGE ENERGY SERVICES, L.L.C.


By: /s/ Wayne Whitener                      By: /s/ Gregory J. Armstrong
   ---------------------------                  ----------------------------
Name:   Wayne Whitener                      Name:   Gregory J. Armstrong
     -------------------------                    --------------------------
Title:  President                           Title:  Vice President
      ------------------------                     -------------------------

                                   EXHIBIT "A"

                              TGC INDUSTRIES, INC.

               8 1/2% CONVERTIBLE SUBORDINATED DEBENTURE, SERIES B
                              DUE DECEMBER 1, 2009

No. 01                                                        December 10, 1999

$2,500,000

         TGC INDUSTRIES, INC., a Texas corporation (the "Company"), for value received, hereby promises to pay to the order of:

                          WEDGE ENERGY SERVICE, L.L.C.
                              or registered assigns
                        on the 1st day of December, 2009
                             the principal amount of

TWO MILLION FIVE HUNDRED THOUSAND DOLLARS ($2,500,000)

and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the principal amount from time to time remaining unpaid hereon at the rate of eight and one-half (8 1/2%) per annum from the date hereof until maturity, and in accordance with the terms of that certain Debenture Agreement dated December 10, 1999, calculated and payable semi-annually on December 1 and June 1 in each year commencing with the first such date following the issuance of this Debenture, and at maturity. The Company agrees to pay interest on overdue principal (including any overdue required or optional prepayment of principal), and (to the extent legally enforceable) on any overdue installment of interest, at the rate of ten percent (10%) per annum after maturity, whether by acceleration or otherwise, until paid. Both the principal hereof and interest hereon are payable at the principal office of the Company in Plano, Texas, in coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts.

         This Debenture is issued under and pursuant to the terms and provisions of that certain Debenture Agreement dated December 10, 1999, entered into by the Company with the original holder therein referred to, and this Debenture and the holder hereof is entitled equally and ratably with the holders of all other Debentures, if any, outstanding under the Debenture Agreement to all the benefits provided for thereby or referred to therein, to which Debenture Agreement reference is hereby made for the statement thereof.

         This Debenture and the other Debentures, if any, outstanding under the Debenture Agreement may be declared due prior to their expressed maturity dates and voluntary prepayments may be made thereon by the Company all in the events, on the terms specified in the Debenture Agreement, and in the manner and amounts as provided in the Debenture Agreement.

         This Debenture and the indebtedness evidenced hereby, including the principal and interest, shall at all times remain junior and subordinate to any and all Superior Indebtedness as defined in the Debenture Agreement, all on the terms and to the extent more fully set forth in the Debenture Agreement.

         This Debenture is registered on the books of the Company and is transferable only by surrender thereof at the principal office of the Company duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of this Debenture or its attorney duly authorized in writing. Payment of or on account of principal, premium, if any, and interest of this Debenture shall be made only to or upon the order in writing of the registered holder.

                                                    TGC INDUSTRIES, INC.



                                                    By: /s/ Wayne Whitener
                                                       -------------------------
                                                    Name:   Wayne Whitener
                                                    Title:  President


THIS DEBENTURE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR THE SECURITIES LAWS OF ANY STATE, AND HAS BEEN ISSUED PURSUANT TO EXEMPTIONS FROM SUCH REGISTRATION AND QUALIFICATION REQUIREMENTS. THIS DEBENTURE MAY NOT BE SOLD, TRANSFERRED, OR ASSIGNED WITHOUT THE PERMISSION OF THE ISSUER AND UNLESS THIS DEBENTURE SHALL HAVE BEEN DULY REGISTERED UNDER THE ACT AND REGISTERED OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS, OR, IN THE OPINION OF COUNSEL SATISFACTORY TO THE ISSUER, REGISTRATION AND QUALIFICATION OF THE DEBENTURE SHALL NOT BE REQUIRED. THIS DEBENTURE IS SUBJECT TO AND ITS TRANSFER IS RESTRICTED BY THE TERMS AND PROVISIONS OF THAT CERTAIN DEBENTURE AGREEMENT, DATED AS OF DECEMBER 10, 1999, EXECUTED BY AND BETWEEN THE COMPANY AND THE HOLDER OF THIS DEBENTURE, A COPY OF WHICH IS ON FILE IN THE OFFICES OF THE COMPANY.

                                   EXHIBIT "B"

                         TERMS OF SENIOR PREFERRED STOCK

                      STATEMENT OF RESOLUTION ESTABLISHING
                  8 1/2% SENIOR CONVERTIBLE PREFERRED STOCK OF

                              TGC INDUSTRIES, INC.

         Pursuant to the provisions of Article 2.13 of the Texas Business Corporation Act, TGC, Industries, Inc., a Texas corporation (the "Corporation" or the "Company"), has adopted the following resolution by all necessary action on the part of the Corporation at a special meeting of the Board of Directors on November 30, 1999, authorizing the creation and issuance of a series of preferred stock designated as 8 1/2% Senior Convertible Preferred Stock:

         RESOLVED, that pursuant to the authority vested in the Board of Directors of the Corporation by Article 4.b of the Corporation's Certificate of Restated Articles of Incorporation, as amended, a series of preferred stock of the Corporation be, and it is hereby, created out of the authorized but unissued shares of the capital stock of the Corporation, such series to be designated
8 1/2% Senior Convertible Preferred Stock (the "Preferred Stock"), to consist of 2,750,000 shares, of which the preferences and relative and other rights, and the qualifications, limitations or restrictions thereof, shall be (in addition to those set forth in the Corporation's Certificate of Incorporation, as amended) as follows:

         1. Certain Definitions. Unless the context otherwise requires, the terms defined in this paragraph 1 shall have, for all purposes of this resolution, the meanings herein specified.

         Common Stock. The term "Common Stock" shall mean all shares now or hereafter authorized of any class of Common Stock of the Corporation and any other stock of the Corporation, howsoever designated, authorized after the Issue Date, which has the right (subject always to prior rights of any class or series of preferred stock) to participate in the distribution of the assets and earnings of the Corporation without limit as to per share amount.

         Conversion Date. The term "Conversion Date" shall have the meaning set forth in subparagraph 3(e) below.

         Conversion Ratio. The term "Conversion Ratio" shall mean the ratio used to determine the number of shares of Common Stock deliverable upon conversion of the Preferred Stock, subject to adjustment in accordance with the provisions of paragraph 3 below.

         Issue Date. The term "Issue Date" shall mean the date that shares of Preferred Stock are first issued by the Corporation.

         Series C Preferred Stock. The term "Series C Preferred Stock" shall mean the Corporation's Series C 8% Convertible Exchangeable Preferred Stock.

         Subsidiary. The term "Subsidiary" shall mean any corporation of which shares of stock possessing at least a majority of the general voting power in electing the board of directors are, at the times as of which any determination is being made, owned by the Corporation, whether directly or indirectly through one or more Subsidiaries.

         2. Dividends. The Preferred Stock shall be senior in rights to dividends to all classes and series of stock of the Corporation, including without limitation the Corporation's Series C Preferred Stock. In addition, the Preferred Stock shall have the following dividend rights:

                  (a) Declaration of Dividends. The holders of shares of Preferred Stock shall be entitled to receive cumulative cash dividends, when and as declared by the Board of Directors out of funds legally available therefor, at a rate of eight and one-half percent (8 1/2%) per annum and no more ($0.09775 per share per annum based on the per share liquidation value of $1.15), before any dividend or distribution in cash or other property (other than dividends payable in stock ranking junior to the Preferred Stock as to dividends and upon liquidation, dissolution or winding-up) on any class or series of stock of the Corporation ranking junior to the Preferred Stock as to dividends or on liquidation, dissolution or winding-up shall be declared or paid or set apart for payment.

                  (b) Payment of Dividends. Dividends on the Preferred Stock shall be payable, when and as declared by the Board of Directors on December 1 and June 1 of each year, commencing June 1, 2000 (each such date being hereinafter individually a "Dividend Payment Date" and collectively the "Dividend Payment Dates"), except that if such date is a Saturday, Sunday or legal holiday then such dividend shall be payable on the first immediately preceding calendar day which is not a Saturday, Sunday or legal holiday, to holders of record as they appear on the books of the Corporation on such respective dates, not exceeding sixty days preceding such Dividend Payment Date, as may be determined by the Board of Directors in advance of the payment of each particular dividend. Dividends in arrears may be declared and paid at any time, without reference to any regular Dividend Payment Date, to holders of record on such date as may be fixed by the Board of Directors of the Corporation. Dividends declared and paid in arrears shall be applied first to the earliest dividend period or periods for which any dividends remain outstanding. The amount of dividends payable per share of this Series for each dividend period shall be computed by dividing the annual rate of eight and one-half percent (8 1/2%) by two (2). Dividends payable on this Series for the initial period and for any period less than a full semi-annual period shall be computed on the basis of a 360-day year of twelve 30-day months. Dividends shall be payable in cash, provided that for each dividend declared and payable through December 1, 2000, the dividend payment shall be by payment in kind securities by issuance of additional shares of Preferred Stock with a liquidation value equal to the amount of the cash dividend payment which would have been paid ("PIK Dividend"). For each dividend payment due and payable after December 1, 2000, payment shall be by cash or by PIK Dividend at the election of the holders by written notice to the Corporation, provided that the Corporation shall only pay a PIK Dividend and not a cash dividend in the event the Corporation's earnings before deduction of interest, taxes, depreciation and amortization (EBITDA) for the six (6) months ended with the previous quarter (for the December 1 payment: the six (6) months ended September 30; and for the June 1 payment: the six (6) months ended March 31) are less than one hundred twenty-five percent (125%) of the Corporation's obligation for such dividend payment and for all other dividends and interest due and payable on all other outstanding securities of the Corporation as of such time.

                  (c) Dividends Cumulative. Preferred Stock shall be cumulative and accrue from and after the date of original issuance thereof, whether or not declared by the Board of Directors. Accrued dividends shall not bear interest.

                  (d) Dividend Restriction. No cash dividend may be declared on any other class or series of stock ranking on a parity with the Preferred Stock as to dividends in respect of any dividend period unless there shall also be or have been declared on the Preferred Stock like dividends for all periods coinciding with or ending before such semi-annual period, ratably in proportion to the respective annual dividend rates fixed therefor and the total dividend obligation with respect thereto.

         3. Conversion Rights. The Preferred Stock shall be convertible into Shares of Common Stock as follows:

                  (a) Conversion Right. The holder of any shares of Preferred Stock shall have the right, at such holder's option, at any time to convert any of such shares of Preferred Stock into fully paid and nonassessable shares of Common Stock at the Conversion Ratio provided for in subparagraph 3(d) below by surrendering shares of Preferred Stock for conversion in accordance with subparagraph 3(e) below.

                  (b) Continuance of Conversion Right. The Conversion Right set forth above will continue so long as such Preferred Stock is outstanding with respect to any stock not redeemed in accordance with the terms of paragraph 7.

                  (c) Surrender of Shares on Exercise of Conversion Right. In the event that any holder of shares of Preferred Stock surrenders such shares for conversion, such holder will be issued the number of shares of Common Stock to which such holder is entitled pursuant to the provisions of subparagraph 3(d) in the manner provided for in subparagraph 3(e). The shares of Preferred Stock deemed to have been surrendered will have the status described in paragraph 11 below.

                  (d) Conversion Ratio. Each share of Preferred Stock may, at the discretion of the holder thereof, be converted into shares of Common Stock of the Corporation at the conversion ratio of one (1) share of Common Stock for each share of Preferred Stock, as such conversion ratio may be adjusted and readjusted from time to time in accordance with subparagraph 3(g) hereof (such conversion ratio, as adjusted and readjusted and in effect at any time, being herein called the "Conversion Ratio"). The Conversion Ratio referred to above will be subject to adjustment as set forth in subparagraph 3(g).

                  (e) Mechanics of Conversion. The holder of any shares of Preferred Stock may exercise the conversion right specified in subparagraph 3(a) by surrendering to the Corporation or any transfer agent of the Corporation the certificate or certificates for the shares to be converted, accompanied by written notice specifying the number of shares to be converted. Conversion shall be deemed to have been effected upon receipt of the certificate or certificates for the shares to be converted accompanied by written notice of election to convert specifying the number of shares to be converted. The date of such receipt is referred to herein as the "Conversion Date." As promptly as practicable thereafter (and after surrender of the certificate or certificates representing shares of Preferred Stock to the Corporation or any transfer agent of the Corporation) the Corporation shall issue and deliver to or upon the written order of such holder a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled and a check or cash with respect to any fractional interest in a share of Common Stock as provided in subparagraph 3(f). The person in whose name the certificate or certificates for Common Stock are to be issued shall be deemed to have become a holder of record of such Common Stock on the applicable Conversion Date. Upon conversion of only a portion of the number of shares covered by a certificate representing shares of Preferred Stock surrendered for conversion, the Corporation shall issue and deliver to or upon the written order of the holder of the certificate so surrendered for conversion, at the expense of the Corporation, a new certificate covering the number of shares of Preferred Stock representing the unconverted portion of the certificate so surrendered.

                  (f) Fractional Shares. No fractional Shares or scrip shall be issued upon conversion of shares of Preferred Stock. If more than one share of Preferred Stock shall be surrendered for conversion at any one time by the same holder, the number of shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Preferred Stock so surrendered. Instead of any fractional shares which would otherwise be issuable upon conversion of any shares of Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to that fractional interest of the then current market price.

                  (g) Conversion Ratio Adjustments. The Conversion Ratio shall be subject to adjustment from time to time as follows:

                           (i)      Stock Dividends, Subdivisions,
Reclassifications or Combinations. If the Corporation shall (x) declare a dividend or make a distribution on its Common Stock in shares of its Common Stock, (y) subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares, or (z) combine or reclassify the outstanding Common Stock into a smaller number of shares, the Conversion Ratio in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the holder of any shares of Preferred Stock surrendered for conversion after such date shall be entitled to receive the number of shares of Common Stock which he would have owned or been entitled to receive had such Preferred Stock been converted immediately prior to such date. Successive adjustments in the Conversion Ratio shall be made whenever any event specified above shall occur.

                           (ii)     Other Distributions. In case the Corporation
shall fix a record date for the making of a distribution to all holders of shares of its Common Stock (w) of shares of any class other than its Common Stock or (x) of evidence of indebtedness of the Corporation or any Subsidiary or
(y) of assets (excluding cash dividends or distributions, and dividends or distributions referred to in subparagraph 3(g)(i) above), or (z) of rights or warrants, in each such case the Conversion Ratio in effect immediately prior thereto shall be immediately thereafter proportionately adjusted for such distribution so that the holder of Preferred Stock would be entitled to receive the fair market value (as determined by the Board of Directors, whose determination in good faith shall be conclusive) of what he would have been entitled to receive had such Preferred Stock been converted prior to such distribution. Such adjustment shall be made successively whenever such a record date is fixed. In the event that such distribution is not so made, the Conversion Ratio then in effect shall be readjusted, effective as of the date when the Board of Directors determines not to distribute such shares, evidences of indebtedness, assets, rights or warrants, as the case may be, to the Conversion Ratio which would then be in effect if such record date had not been fixed.

                           (iii)    Consolidation, Merger, Sale, Lease or
Conveyance. In case of any consolidation with or merger of the Corporation with or into another corporation or entity, or in case of any sale, lease or conveyance to another corporation or entity of the assets of the Corporation as an entirety or substantially as an entirety, each share of Preferred Stock shall after the date of such consolidation, merger, sale, lease or conveyance be convertible into the number of shares of stock or other securities or property (including cash) to which the shares of Common Stock issuable (at the time of such consolidation, merger, sale, lease or conveyance) upon conversion of such share of Preferred Stock would have been entitled upon such consolidation, merger, sale, lease or conveyance; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the holders of the shares of Preferred Stock shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or property thereafter deliverable on the conversion of the shares of Preferred Stock.

                  (h) Statement Regarding Adjustments. Whenever the Conversion Ratio shall be adjusted as provided in subparagraph 3(g), the Corporation shall forthwith file, at the office of any transfer agent for the Preferred Stock and at the principal office of the Corporation, a statement showing in detail the facts requiring such adjustment and the Conversion Ratio that shall be in effect after such adjustment, and the Corporation shall also cause a copy of such statement to be sent by mail, first class postage prepaid, to each holder of shares of Preferred Stock at its address appearing on the Corporation's records. Where appropriate, such copy may be given in advance and may be included as part of a notice required to be mailed under the provisions of subparagraph 3(i).

                  (i) Notice to Holders. In the event the Corporation shall propose to take any action of the type described in clause (i), (ii) or (iii) of subparagraph 3(g), the Corporation shall give notice to each holder of shares of Preferred Stock, in the manner set forth in subparagraph 3(h), which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Conversion Ratio and the number, kind or class of shares which shall be deliverable upon conversion of shares of Preferred Stock. In the case of any action which would require the fixing of a record date, such notice shall be given at least 10 days prior to the date so fixed, and in case of all other action, such notice shall be given at least 15 days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

                  (j) Treasury Stock. For the purposes of this paragraph 3, the sale or other disposition of any Common Stock theretofore held in the Corporation's treasury shall be deemed to be an issuance thereof.

                  (k) Costs. The Corporation shall pay all documentary, stamp, transfer or other transactional taxes attributable to the issuance or delivery of shares of Common Stock upon conversion of any shares of Preferred Stock; provided that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the holder of the shares of Preferred Stock in respect of which such shares are being issued.

                  (l) Reservation of Shares. The Corporation shall reserve at all times so long as any shares of Preferred Stock remain outstanding, free from preemptive rights, out of its treasury stock (if applicable) or its authorized but unissued shares of Common Stock, or both, solely for the purpose of effecting the conversion of the shares of Preferred Stock, sufficient shares of Common Stock to provide for the conversion of all outstanding shares of Preferred Stock.

                  (m) Approvals. If any shares of Common Stock to be reserved for the purpose of conversion of shares of Preferred Stock require registration with or approval of any governmental authority under any Federal or state law before such shares may be validly issued or delivered, then the Corporation will in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be. If, and so long as, any shares of Common Stock into which the shares of Preferred Stock are then convertible are listed on any national securities exchange, the Corporation will, if permitted by the rules of such exchange, list and keep listed on such exchange, upon official notice of issuance, all such shares issuable upon conversion.

                  (n) Valid Issuance. All shares of Common Stock which may be issued upon conversion of the shares of Preferred Stock will upon issuance by the Corporation be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof, and the Corporation shall take no action which will cause a contrary result.

         4. Voting Rights. The holders of the shares of the Preferred Stock will be entitled to one vote per share of Preferred Stock held by them to vote upon all matters which the holders of shares of the Company's Common Stock shall have the right to vote. In all cases, as a matter of law, where the holders of shares of Preferred Stock shall have the right to vote separately as a class, such holders will also be entitled to one vote per share of Preferred Stock held by them.

         The affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of the Preferred Stock, voting as a class, will be required to (i) authorize, create or issue, or increase the authorized or issued amount of, shares of any class or series of stock ranking senior to the Preferred Stock, either as to dividends or upon liquidation, or (ii) amend, alter or repeal (whether by merger, consolidation or otherwise) any provisions of the Company's Articles of Incorporation or of the Statement of Resolution establishing this series of Preferred Stock so as to materially and adversely affect the preferences, special rights or powers of the Preferred Stock; provided, however, that any increase in the authorized preferred stock or the creation and issuance of any other series of preferred stock ranking on a parity with or junior to the Preferred Stock shall not be deemed to materially and adversely affect such preferences, special rights or powers.

         5. Liquidation Rights. Upon the dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, the holders of the shares of this series of Preferred Stock shall be entitled to receive, before any payment or distribution of the assets of the Corporation or proceeds thereof (whether capital or surplus) shall be made to or set apart for the holders of the Common Stock or any other class or series of stock ranking junior to the shares of this series of Preferred Stock upon liquidation, including without limitation the Series C Preferred Stock, the amount of One Dollar and Fifteen Cents ($1.15) per share, plus a sum equal to all dividends on such shares (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution, but such holders shall not be entitled to any further payment. If, upon any liquidation, dissolution or winding-up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of shares of the Preferred Stock and any other class or series of preferred stock ranking on a parity with the Preferred Stock as to payments upon liquidation, dissolution or winding-up shall be insufficient to pay in full the preferential amount foresaid, then such assets or the proceeds thereof shall be distributed among such holders ratably in accordance with the respective amounts which would be payable on such shares if all amounts payable thereon were paid in full. For the purposes of this paragraph 5, the voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the property or assets of the Corporation to, or a consolidation or merger of the Corporation with, one or more corporations (whether or not the Corporation is the corporation surviving such consolidation or merger) shall not be deemed to be a liquidation, dissolution or winding-up, voluntary or involuntary.

         6. Registration Rights.

                  (a) Registration on Request. Upon the written request of any holder or holders of at least fifty-one percent (51%) in the aggregate number of shares of the Preferred Stock and/or shares of Common Stock ("Shares") issued upon conversion of such Preferred Stock (provided that in computing such 51% amount the number of shares of Preferred Stock and Common Stock shall be weighted proportionately taking into account the Conversion Ratio with respect to which such shares of Common Stock were issued upon conversion), which request shall state the intended method of disposition by such holder or holders and shall request that the Company effect the registration of all or part of such Shares, or the Shares issuable upon the conversion of such Preferred Stock, or both, under the Securities Act of 1933, as amended (the "Act"), the Company will promptly give written notice of such requested registration to all holders of outstanding Preferred Stock and Shares, and thereupon will use its best efforts to effect the registration under the Act of:

         (i) the Shares which the Company has been so requested to register, for disposition in accordance with the intended method of disposition stated in such request, and

         (ii) all other outstanding Shares, or Shares issuable upon the conversion of Preferred Stock, the holders of which shall have made written request (stating the intended method of disposition of such securities by such holders) to the Company for registration thereof within thirty (30) days after the receipt of such written notice from the Company, all to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) by the holders of the Shares so registered and to maintain such registration in effect for a period of twenty-four (24) months from the effective date of such registration statement; provided, that the Company shall not be required to register or use its best efforts to effect any registration of Shares under the Act pursuant to this paragraph 6(a) more than once. In the event that, as a result of such registration, another person with incidental registration rights granted by the company requests that the Company include securities of such person in such registration, such request will not result in a reduction in the number of securities of the holder or holders of the Preferred Stock and/or Shares to be included in such registration.

         The Company shall have no obligation to register or use its best efforts to effect any registration of Shares under the Act pursuant to this paragraph 6 which would be in conflict with the obligations of any holder or holders of Preferred Stock and/or Shares under any confidentiality agreement between such holder or holders and the Company entered into in connection with the offering of the Preferred Stock to such holder or holders.

                  (b) Incidental Registration. If the Company at any time proposes to register any of its securities under the Act (otherwise than pursuant to paragraph 6(a) and other than a registration on Form S-8, or the form, if any, which supplants such Form), it will at such time give written notice to all holders of outstanding Preferred Stock and Shares of its intention to do so and, upon the written request of any such holder made within thirty
(30) days after the receipt of any such notice (which request shall specify the Shares intended to be disposed of by such holder and state the intended method of disposition thereof), the Company will use its best efforts to cause all such outstanding Shares, or Shares issuable upon the conversion of Preferred Stock, the holders of which shall have so requested the registration thereof, to be registered under the Act to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Shares so registered; provided that, if in the good faith judgment of the managing underwriter or underwriters of a then proposed public offering of the Company's securities, such registration of such Shares would materially and adversely affect such public offering, then in such event the number of Shares and other securities to be registered by the Company shall each be proportionally reduced to such number as shall be acceptable to the managing underwriter, subject to
Section 6(a) above.

                  (c) Registration Procedures. If and whenever the Company is required to use its best efforts to effect or cause the registration of any Shares under the Act as provided in this paragraph 6, the Company will, as expeditiously as possible:

         (i) prepare and file with the Securities and Exchange Commission (the "Commission") a registration statement with respect to such Shares and use its best efforts to cause such registration statement to become effective;

         (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for such period not exceeding twenty-four (24) months from the effective date of such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all Shares covered by such registration statement during such period in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement;

         (iii) furnish to each seller of such Shares such number of copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and, if any seller shall so request, a summary prospectus), in conformity with the requirements of the Act, and such other documents, as such seller may reasonably request in order to facilitate the disposition of the Shares owned by such seller;

         (iv) use its best efforts to register or qualify such Shares covered by such registration statement under such other securities or blue sky laws of such jurisdictions as each seller shall reasonably request and as agreed to by the Corporation, and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Shares owned by such seller; and

         (v) notify each seller of any such Shares covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Act within the period mentioned in subdivision (b) of this paragraph 6(c), of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of any such seller prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                  (d) Registration Expenses. All expenses incident to the Company's performance of or compliance with this paragraph 6, including, without limitation, all registration and filing fees, fees and expenses of complying with securities or blue sky laws, printing expenses and fees and disbursements of counsel for the Company and of independent pubic accountants, but excluding underwriting commissions and discounts, the fees of any counsel engaged by the holder or holders, and any filing fees associated with shares of Preferred Stock, but not Common Stock, being listed with a national securities exchange or quoted on the NASDAQ National Market System or Small Cap Market, shall be borne by the Company.

                  (e) Indemnification.

         (i) In the event of any registration of any Shares under the Act pursuant to this paragraph 6, the Company will, to the extent permitted by law, indemnify and hold harmless the seller of such Shares and each underwriter of such securities and each other person, if any, who controls such seller or underwriter within the meaning of the Act, against any losses, claims, damages, or liabilities, joint or several, to which such seller or underwriter or controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon (x) any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which such securities were registered under the Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or (y) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Company will reimburse such seller and each such underwriter and each such controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action, provided that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such seller or underwriter specifically for use in the preparation thereof.

         (ii) The Company may require, as a condition to including any Shares in any registration statement filed pursuant to paragraph 6(c), that the Company shall have received an undertaking satisfactory to it from the prospective seller of such Shares and from each underwriter of such Shares, to indemnify and hold harmless (in the same manner and to the same extent as set forth in paragraph 6(e)(i)) the Company, each director of the Company, each officer of the Company who shall sign such registration statement and any person who controls the Company within the meaning of the Act, with respect to any statement or omission from such registration statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such seller or underwriter specifically for use in the preparation of such registration statement, preliminary prospectus, final prospectus, amendment, or supplement.

         (iii) Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in the preceding subparagraphs of this paragraph 6(e), such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action, provided that the failure of any indemnified party to give notice as provided therein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this paragraph 6(e). In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

         7. Redemption Rights.

                  (a) Company's Redemption Option. Except for any redemption which the Company would be prohibited from effecting under applicable law, and provided the shares of Preferred Stock of a holder have not earlier been converted in accordance with the provisions hereof, the shares of Preferred Stock may be redeemed by the Company, in whole or in part, at the option of the Company upon written notice by the Company to the holders of Preferred Stock at any time after December 1, 2001, in the event that the Preferred Stock of one or more holders has not been converted pursuant to the terms hereof on or before such date. The Company shall redeem each share of Preferred Stock of such holders within thirty (30) days of the Company's delivery of the above notice to such holders and such holders shall surrender the certificate(s) representing such shares of Preferred Stock. For any partial redemptions the Company shall redeem shares in proportion to the number of shares held by each holder. The redemption amount shall be One Dollar and Seventy-five Cents ($1.75) per share, plus in each case accrued and unpaid dividends thereon to the date of payment of such amount (the total sum so payable on any such redemption being herein referred to as the "redemption price").

                  (b) Redemption Notice. Notice of any redemption pursuant to this paragraph 7 shall be mailed to the party or parties required to receive such notice at the principal office or residence address for such party or parties. Each such notice shall state: (1) the election of the redemption option and the facts which give rise to such option; and (2) the number of shares of Preferred Stock which are being elected to be redeemed. From and after the date of the Company's payment of the redemption price to such holder or holders in accordance with such redemption notice (the "redemption date"), notwithstanding that any certificates for such shares shall not have been surrendered for cancellation, the shares represented thereby shall no longer be deemed outstanding, the rights to receive dividends and distributions shall cease to accrue from and after the redemption date, and all rights of such holder or holders of the shares of Preferred Stock as a stockholder of the Corporation with respect to such shares, shall cease and terminate.

         8. Special rights. So long as, but only so long as, the shares of Preferred Stock are held by WEDGE Energy Services, L.L.C., a Delaware limited liability company ("WEDGE"), or by an affiliate of WEDGE (collectively "Holder"), the shares of Preferred Stock shall have the following special rights:

                  (a)      Right of Participation.

                           (i)      Grant of Right of Participation. The Company
hereby grants the Holder a right of participation to participate in any additional equity offerings which the Company may offer, up to the Holder Percentage (as defined below), on the following terms and conditions. In the event that the Company has received a bona fide offer (which the Company desires to accept) with respect to the issuance of any equity securities (including, without limitation, any common or preferred stock, any options (excluding the Company's 1993 Stock Option Plan or any future employee stock option plan approved by the Company's shareholders), warrants, rights, unsecured convertible notes, convertible debentures, or other convertible securities), the Company shall immediately give written notice thereof (the "Notice") to the Holder of the Preferred Stock. The Notice shall state the name of the party proposing to provide the offering and all the pertinent terms and conditions of such offering. This right shall expire upon the later to occur of the following: (a) the conversion by the Holder of the Preferred Stock into Common Stock, or (b) the tenth anniversary of the date of the filing of this Statement.

                           (ii)     Procedure. The Holder shall have fourteen
(14) days from the date the Notice was given to indicate to the Company, in writing, that the Holder undertakes to participate in the offering under the terms and conditions set forth in the Notice. If the Holder undertakes to participate in such offering, then the Company shall be obligated to accept such participation up to the Holder Percentage upon the terms and conditions set forth in the Notice and the parties shall use their best efforts to enter into a definitive agreement relating to such offering. In the event that the Holder declines to participate in such offering, the Company shall have the right to accept such offering from the third party without participation by the Holder provided that it does so upon the terms and conditions set forth in the Notice. In the event that such offering is not consummated within sixty (60) days after the date the Notice was given, the Company shall not consummate such offering without again complying with this subparagraph 8(a)(ii).

                           (iii)    Holder Percentage. For purposes hereof, the
term "Holder Percentage" shall mean that percentage calculated, on a fully diluted basis, as if the Holder had (a) converted the Preferred Stock into Common Stock, which number shall constitute the numerator, and (b) divided by the denominator, which shall be equal to the total number of shares of Common Stock issued and outstanding as of such date, plus (i) that number of shares of Common Stock issuable upon the conversion of all convertible securities of the Company, including, without limitation, the Preferred Stock, and (ii) that number of shares of Common Stock issuable upon the exercise of all options and warrants utilizing the "treasury method" as of such date. Under the treasury method, only shares issuable upon the exercise of "in the money" options and warrants are considered in the calculation and the net dilution is that number of shares issuable upon such exercise net of that number of shares which could have been purchased with the proceeds from the exercise of the options and warrants at the then market price. For example, assuming 100,000 options are outstanding at a strike price of $1.00 per share and that the market price of the Common Stock is $2.50 per share, under the treasury method, the proceeds from the exercise of the options would equal $100,000 and such proceeds would purchase 40,000 shares of Common Stock at the market price of $2.50 per share. The net dilution is 60,000 shares, which number of shares is utilized in the calculation of the Holder Percentage under the above formula.

                  (b) Restriction on Payment of Cash Dividends and Interest. The Company agrees that so long as the Holder owns shares of Preferred Stock representing at least ten percent (10%) of the shares of capital stock of the Company on a fully diluted basis utilizing the "treasury method" as described in subparagraph 8(a)(iii) above, it shall not pay any cash dividends or any interest accruals on any equity security or any debt security (excluding any Superior Indebtedness as defined in that certain Debenture Agreement dated December 10, 1999, between the Company and WEDGE (the "Debenture Agreement") on file at the Company's principal office), in existence as of the date hereof or created hereafter unless and until the Company's earnings before deduction of interest, taxes, depreciation and amortization ("EBITDA") for the six (6) months ended with the quarter for the last quarterly report which the Company is required to furnish to WEDGE under Section 4.01 of the Debenture Agreement are more than 125% of the Company's obligations for all dividends and interest due and payable on all outstanding securities of the Company as of such time.

                  (c) Prohibition Against Capital Expenditures. The Company agrees that so long as Holder owns shares of Preferred Stock representing at least ten percent (10%) of the shares of capital stock of the Company on a fully diluted basis utilizing the "treasury method" as described in subparagraph 8(a)(iii) above, the Company will not incur, or commit to incur, any capital expenditures of any kind or nature in excess of $50,000 without the approval by the Board of Directors of the Company, and, in addition, the Company agrees that, until the Company has expended the $2,500,000 in proceeds from the issuance of the Debenture, from the date hereof there shall be no capital expenditure in excess of $50,000 without the affirmative written consent of WEDGE or its affiliate.

         9. Exclusion of Other Rights. Except as may otherwise be required by law, the shares of Preferred Stock shall not have any preferences or relative, participating, optional or other special rights, other than those specifically set forth in this resolution (as such resolution may be amended from time to time) and in the Corporation's Certificate of Incorporation. The shares of Preferred Stock shall have no preemptive or subscription rights.

         10. Severability of Provisions. If any right, preference or limitation of the Preferred Stock set forth in this resolution (as such resolution may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule or law or public policy, all other rights, preferences and limitations set forth in this resolution (as so amended) which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation herein set forth shall be deemed enforceable and not dependent upon any other such right, preference or limitation unless so expressed herein.

         11. Status of Reacquired Shares. Shares of Preferred Stock which have been issued and reacquired in any manner shall (upon compliance with any applicable provisions of the laws of the State of Texas) have the status of authorized and unissued shares of Preferred Stock issuable in series undesignated as to series and may be redesignated and reissued.

                                   EXHIBIT "C"

                        TERMS OF SERIES D PREFERRED STOCK

                      STATEMENT OF RESOLUTION ESTABLISHING
                   SERIES D 8% CONVERTIBLE PREFERRED STOCK OF

                              TGC INDUSTRIES, INC.

         Pursuant to the provisions of Article 2.13 of the Texas Business Corporation Act, TGC, Industries, Inc., a Texas corporation (the "Corporation" or the "Company"), has adopted the following resolution by all necessary action on the part of the Corporation at a special meeting of the Board of Directors on November 30, 1999, authorizing the creation and issuance of a series of preferred stock designated as Series D 8% Convertible Preferred Stock:

         RESOLVED, that pursuant to the authority vested in the Board of Directors of the Corporation by Article 4.b of the Corporation's Certificate of Restated Articles of Incorporation, as amended, a series of preferred stock of the Corporation be, and it is hereby, created out of the authorized but unissued shares of the capital stock of the Corporation, such series to be designated Series D 8% Convertible Preferred Stock (the "Preferred Stock"), to consist of 2,750,000 shares, of which the preferences and relative and other rights, and the qualifications, limitations or restrictions thereof, shall be (in addition to those set forth in the Corporation's Certificate of Incorporation, as amended) as follows:

         1. Certain Definitions. Unless the context otherwise requires, the terms defined in this paragraph 1 shall have, for all purposes of this resolution, the meanings herein specified.

         Common Stock. The term "Common Stock" shall mean all shares now or hereafter authorized of any class of Common Stock of the Corporation and any other stock of the Corporation, howsoever designated, authorized after the Issue Date, which has the right (subject always to prior rights of any class or series of preferred stock) to participate in the distribution of the assets and earnings of the Corporation without limit as to per share amount.

         Conversion Date. The term "Conversion Date" shall have the meaning set forth in subparagraph 3(e) below.

         Conversion Ratio. The term "Conversion Ratio" shall mean the ratio used to determine the number of shares of Common Stock deliverable upon conversion of the Preferred Stock, subject to adjustment in accordance with the provisions of paragraph 3 below.

         Issue Date. The term "Issue Date" shall mean the date that shares of Preferred Stock are first issued by the Corporation.

         Series C Preferred Stock. The term "Series C Preferred Stock" shall mean the Corporation's Series C 8% Convertible Exchangeable Preferred Stock.

         Subsidiary. The term "Subsidiary" shall mean any corporation of which shares of stock possessing at least a majority of the general voting power in electing the board of directors are, at the times as of which any determination is being made, owned by the Corporation, whether directly or indirectly through one or more Subsidiaries.

         2. Dividends. The Preferred Stock shall have the following dividend rights which rights are pari passu with the rights of any outstanding shares of the Company's Series C 8% Convertible Exchangeable Preferred Stock.

                  (a) Declaration of Dividends. The holders of shares of Preferred Stock shall be entitled to receive cumulative cash dividends, when and as declared by the Board of Directors out of funds legally available therefor, at a rate of eight (8%) per annum and no more ($0.092 per share per annum based on the per share liquidation value of $1.15), before any dividend or distribution in cash or other property (other than dividends payable in stock ranking junior to the Preferred Stock as to dividends and upon liquidation, dissolution or winding-up) on any class or series of stock of the Corporation ranking junior to the Preferred Stock as to dividends or on liquidation, dissolution or winding-up shall be declared or paid or set apart for payment.

                  (b) Payment of Dividends. Dividends on the Preferred Stock shall be payable, when and as declared by the Board of Directors on December 1 and June 1 of each year, commencing June 1, 2000 (each such date being hereinafter individually a "Dividend Payment Date" and collectively the "Dividend Payment Dates"), except that if such date is a Saturday, Sunday or legal holiday then such dividend shall be payable on the first immediately preceding calendar day which is not a Saturday, Sunday or legal holiday, to holders of record as they appear on the books of the Corporation on such respective dates, not exceeding sixty days preceding such Dividend Payment Date, as may be determined by the Board of Directors in advance of the payment of each particular dividend. Dividends in arrears may be declared and paid at any time, without reference to any regular Dividend Payment Date, to holders of record on such date as may be fixed by the Board of Directors of the Corporation. Dividends declared and paid in arrears shall be applied first to the earliest dividend period or periods for which any dividends remain outstanding. The amount of dividends payable per share of this Series for each dividend period shall be computed by dividing the annual rate of eight percent (8%) by two (2). Dividends payable on this Series for the initial period and for any period less than a full semi-annual period shall be computed on the basis of a 360- day year of twelve 30-day months. Dividends shall be payable in cash, provided that for each dividend declared and payable through December 1, 2000, the dividend payment shall be by payment in kind securities by issuance of additional shares of Preferred Stock with a liquidation value equal to the amount of the cash dividend payment which would have been paid ("PIK Dividend"). For each dividend payment due and payable after December 1, 2000, payment shall be by cash or by PIK Dividend at the election of the holders by written notice to the Corporation, provided that the Corporation shall only pay a PIK Dividend and not a cash dividend in the event the Corporation's earnings before deduction of interest, taxes, depreciation and amortization (EBITDA) for the six (6) months ended with the previous quarter (for the December 1 payment: the six (6) months ended September 30; and for the June 1 payment: the six (6) months ended March 31) are less than one hundred twenty-five percent (125%) of the Corporation's obligation for such dividend payment and for all other dividends and interest due and payable on all other outstanding securities of the Corporation as of such time.

                  (c) Dividends Cumulative. Preferred Stock shall be cumulative and accrue from and after the date of original issuance thereof, whether or not declared by the Board of Directors. Accrued dividends shall not bear interest.

                  (d) Dividend Restriction. No cash dividend may be declared on any other class or series of stock ranking on a parity with the Preferred Stock as to dividends in respect of any dividend period unless there shall also be or have been declared on the Preferred Stock like dividends for all periods coinciding with or ending before such semi-annual period, ratably in proportion to the respective annual dividend rates fixed therefor and the total dividend obligation with respect thereto.

         3. Conversion Rights. The Preferred Stock shall be convertible into Shares of Common Stock as follows:

                  (a) Conversion Right. The holder of any shares of Preferred Stock shall have the right, at such holder's option, at any time to convert any of such shares of Preferred Stock into fully paid and nonassessable shares of Common Stock at the Conversion Ratio provided for in subparagraph 3(d) below by surrendering shares of Preferred Stock for conversion in accordance with subparagraph 3(e) below.

                  (b) Continuance of Conversion Right. The Conversion Right set forth above will continue so long as such Preferred Stock is outstanding with respect to any stock not redeemed in accordance with the terms of paragraph 7.

                  (c) Surrender of Shares on Exercise of Conversion Right. In the event that any holder of shares of Preferred Stock surrenders such shares for conversion, such holder will be issued the number of shares of Common Stock to which such holder is entitled pursuant to the provisions of subparagraph 3(d) in the manner provided for in subparagraph 3(e). The shares of Preferred Stock deemed to have been surrendered will have the status described in paragraph 11 below.

                  (d) Conversion Ratio. Each share of Preferred Stock may, at the discretion of the holder thereof, be converted into shares of Common Stock of the Corporation at the conversion ratio of one (1) share of Common Stock for each share of Preferred Stock, as such conversion ratio may be adjusted and readjusted from time to time in accordance with subparagraph 3(g) hereof (such conversion ratio, as adjusted and readjusted and in effect at any time, being herein called the "Conversion Ratio"). The Conversion Ratio referred to above will be subject to adjustment as set forth in subparagraph 3(g).

                  (e) Mechanics of Conversion. The holder of any shares of Preferred Stock may exercise the conversion right specified in subparagraph 3(a) by surrendering to the Corporation or any transfer agent of the Corporation the certificate or certificates for the shares to be converted, accompanied by written notice specifying the number of shares to be converted. Conversion shall be deemed to have been effected upon receipt of the certificate or certificates for the shares to be converted accompanied by written notice of election to convert specifying the number of shares to be converted. The date of such receipt is referred to herein as the "Conversion Date." As promptly as practicable thereafter (and after surrender of the certificate or certificates representing shares of Preferred Stock to the Corporation or any transfer agent of the Corporation) the Corporation shall issue and deliver to or upon the written order of such holder a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled and a check or cash with respect to any fractional interest in a share of Common Stock as provided in subparagraph 3(f). The person in whose name the certificate or certificates for Common Stock are to be issued shall be deemed to have become a holder of record of such Common Stock on the applicable Conversion Date. Upon conversion of only a portion of the number of shares covered by a certificate representing shares of Preferred Stock surrendered for conversion, the Corporation shall issue and deliver to or upon the written order of the holder of the certificate so surrendered for conversion, at the expense of the Corporation, a new certificate covering the number of shares of Preferred Stock representing the unconverted portion of the certificate so surrendered.

                  (f) Fractional Shares. No fractional Shares or scrip shall be issued upon conversion of shares of Preferred Stock. If more than one share of Preferred Stock shall be surrendered for conversion at any one time by the same holder, the number of shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Preferred Stock so surrendered. Instead of any fractional shares which would otherwise be issuable upon conversion of any shares of Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to that fractional interest of the then current market price.

                  (g) Conversion Ratio Adjustments. The Conversion Ratio shall be subject to adjustment from time to time as follows:

                           (i)      Stock Dividends, Subdivisions,
Reclassifications or Combinations. If the Corporation shall (x) declare a dividend or make a distribution on its Common Stock in shares of its Common Stock, (y) subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares, or (z) combine or reclassify the outstanding Common Stock into a smaller number of shares, the Conversion Ratio in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the holder of any shares of Preferred Stock surrendered for conversion after such date shall be entitled to receive the number of shares of Common Stock which he would have owned or been entitled to receive had such Preferred Stock been converted immediately prior to such date. Successive adjustments in the Conversion Ratio shall be made whenever any event specified above shall occur.

                           (ii)     Other Distributions. In case the Corporation
shall fix a record date for the making of a distribution to all holders of shares of its Common Stock (w) of shares of any class other than its Common Stock or (x) of evidence of indebtedness of the Corporation or any Subsidiary or (y) of assets (excluding cash dividends or distributions, and dividends or distributions referred to in subparagraph 3(g)(i) above), or (z) of rights or warrants, in each such case the Conversion Ratio in effect immediately prior thereto shall be immediately thereafter proportionately adjusted for such distribution so that the holder of Preferred Stock would be entitled to receive the fair market value (as determined by the Board of Directors, whose determination in good faith shall be conclusive) of what he would have been entitled to receive had such Preferred Stock been converted prior to such distribution. Such adjustment shall be made successively whenever such a record date is fixed. In the event that such distribution is not so made, the Conversion Ratio then in effect shall be readjusted, effective as of the date when the Board of Directors determines not to distribute such shares, evidences of indebtedness, assets, rights or warrants, as the case may be, to the Conversion Ratio which would then be in effect if such record date had not been fixed.

                           (iii)    Consolidation, Merger, Sale, Lease or
Conveyance. In case of any consolidation with or merger of the Corporation with or into another corporation or entity, or in case of any sale, lease or conveyance to another corporation or entity of the assets of the Corporation as an entirety or substantially as an entirety, each share of Preferred Stock shall after the date of such consolidation, merger, sale, lease or conveyance be convertible into the number of shares of stock or other securities or property (including cash) to which the shares of Common Stock issuable (at the time of such consolidation, merger, sale, lease or conveyance) upon conversion of such share of Preferred Stock would have been entitled upon such consolidation, merger, sale, lease or conveyance; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the holders of the shares of Preferred Stock shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or property thereafter deliverable on the conversion of the shares of Preferred Stock.

                  (h) Statement Regarding Adjustments. Whenever the Conversion Ratio shall be adjusted as provided in subparagraph 3(g), the Corporation shall forthwith file, at the office of any transfer agent for the Preferred Stock and at the principal office of the Corporation, a statement showing in detail the facts requiring such adjustment and the Conversion Ratio that shall be in effect after such adjustment, and the Corporation shall also cause a copy of such statement to be sent by mail, first class postage prepaid, to each holder of shares of Preferred Stock at its address appearing on the Corporation's records. Where appropriate, such copy may be given in advance and may be included as part of a notice required to be mailed under the provisions of subparagraph 3(i).

                  (i) Notice to Holders. In the event the Corporation shall propose to take any action of the type described in clause (i), (ii) or (iii) of subparagraph 3(g), the Corporation shall give notice to each holder of shares of Preferred Stock, in the manner set forth in subparagraph 3(h), which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Conversion Ratio and the number, kind or class of shares which shall be deliverable upon conversion of shares of Preferred Stock. In the case of any action which would require the fixing of a record date, such notice shall be given at least 10 days prior to the date so fixed, and in case of all other action, such notice shall be given at least 15 days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

                  (j) Treasury Stock. For the purposes of this paragraph 3, the sale or other disposition of any Common Stock theretofore held in the Corporation's treasury shall be deemed to be an issuance thereof.

                  (k) Costs. The Corporation shall pay all documentary, stamp, transfer or other transactional taxes attributable to the issuance or delivery of shares of Common Stock upon conversion of any shares of Preferred Stock; provided that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the holder of the shares of Preferred Stock in respect of which such shares are being issued.

                  (l) Reservation of Shares. The Corporation shall reserve at all times so long as any shares of Preferred Stock remain outstanding, free from preemptive rights, out of its treasury stock (if applicable) or its authorized but unissued shares of Common Stock, or both, solely for the purpose of effecting the conversion of the shares of Preferred Stock, sufficient shares of Common Stock to provide for the conversion of all outstanding shares of Preferred Stock.

                  (m) Approvals. If any shares of Common Stock to be reserved for the purpose of conversion of shares of Preferred Stock require registration with or approval of any governmental authority under any Federal or state law before such shares may be validly issued or delivered, then the Corporation will in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be. If, and so long as, any shares of Common Stock into which the shares of Preferred Stock are then convertible are listed on any national securities exchange, the Corporation will, if permitted by the rules of such exchange, list and keep listed on such exchange, upon official notice of issuance, all such shares issuable upon conversion.

                  (n) Valid Issuance. All shares of Common Stock which may be issued upon conversion of the shares of Preferred Stock will upon issuance by the Corporation be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof, and the Corporation shall take no action which will cause a contrary result.

        4. Voting Rights. The holders of the shares of the Preferred Stock will be entitled to one vote per share of Preferred Stock held by them to vote upon all matters which the holders of shares of the Company's Common Stock shall have the right to vote. In all cases, as a matter of law, where the holders of shares of Preferred Stock shall have the right to vote separately as a class, such holders will also be entitled to one vote per share of Preferred Stock held by them.

         The affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of the Preferred Stock, voting as a class, will be required to (i) authorize, create or issue, or increase the authorized or issued amount of, shares of any class or series of stock ranking senior to the Preferred Stock, either as to dividends or upon liquidation, or (ii) amend, alter or repeal (whether by merger, consolidation or otherwise) any provisions of the Company's Articles of Incorporation or of the Statement of Resolution establishing this series of Preferred Stock so as to materially and adversely affect the preferences, special rights or powers of the Preferred Stock; provided, however, that any increase in the authorized preferred stock or the creation and issuance of any other series of preferred stock ranking on a parity with or junior to the Preferred Stock shall not be deemed to materially and adversely affect such preferences, special rights or powers.

         5. Liquidation Rights. The Preferred Stock shall have liquidation rights as set forth in this paragraph 5, which rights are pari passu with the rights of any outstanding shares of the Company's Series C 8% Convertible Exchangeable Preferred Stock. Upon the dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, the holders of the shares of this series of Preferred Stock shall be entitled to receive, before any payment or distribution of the assets of the Corporation or proceeds thereof (whether capital or surplus) shall be made to or set apart for the holders of the Common Stock or any other class or series of stock ranking junior to the shares of this series of Preferred Stock upon liquidation, the amount of One Dollar and Fifteen Cents ($1.15) per share, plus a sum equal to all dividends on such shares (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution, but such holders shall not be entitled to any further payment. If, upon any liquidation, dissolution or winding-up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of shares of the Preferred Stock and any other class or series of preferred stock ranking on a parity with the Preferred Stock as to payments upon liquidation, dissolution or winding-up shall be insufficient to pay in full the preferential amount foresaid, then such assets or the proceeds thereof shall be distributed among such holders ratably in accordance with the respective amounts which would be payable on such shares if all amounts payable thereon were paid in full. For the purposes of this paragraph 5, the voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the property or assets of the Corporation to, or a consolidation or merger of the Corporation with, one or more corporations (whether or not the Corporation is the corporation surviving such consolidation or merger) shall not be deemed to be a liquidation, dissolution or winding-up, voluntary or involuntary.

         6. Registration Rights.

            (a) Registration on Request. Upon the written request of any holder or holders of at least fifty-one percent (51%) in the aggregate number of shares of the Preferred Stock and/or shares of Common Stock ("Shares") issued upon conversion of such Preferred Stock (provided that in computing such 51% amount the number of shares of Preferred Stock and Common Stock shall be weighted proportionately taking into account the Conversion Ratio with respect to which such shares of Common Stock were issued upon conversion), which request shall state the intended method of disposition by such holder or holders and shall request that the Company effect the registration of all or part of such Shares, or the Shares issuable upon the conversion of such Preferred Stock, or both, under the Securities Act of 1933, as amended (the "Act"), the Company will promptly give written notice of such requested registration to all holders of outstanding Preferred Stock and Shares, and thereupon will use its best efforts to effect the registration under the Act of:

         (i) the Shares which the Company has been so requested to register, for disposition in accordance with the intended method of disposition stated in such request, and

         (ii) all other outstanding Shares, or Shares issuable upon the conversion of Preferred Stock, the holders of which shall have made written request (stating the intended method of disposition of such securities by such holders) to the Company for registration thereof within thirty (30) days after the receipt of such written notice from the Company, all to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) by the holders of the Shares so registered and to maintain such registration in effect for a period of twenty-four (24) months from the effective date of such registration statement; provided, that the Company shall not be required to register or use its best efforts to effect any registration of Shares under the Act pursuant to this paragraph 6(a) more than once. In the event that, as a result of such registration, another person with incidental registration rights granted by the company requests that the Company include securities of such person in such registration, such request will not result in a reduction in the number of securities of the holder or holders of the Preferred Stock and/or Shares to be included in such registration.

         The Company shall have no obligation to register or use its best efforts to effect any registration of Shares under the Act pursuant to this paragraph 6 which would be in conflict with the obligations of any holder or holders of Preferred Stock and/or Shares under any confidentiality agreement between such holder or holders and the Company entered into in connection with the offering of the Preferred Stock to such holder or holders.

                  (b) Incidental Registration. If the Company at any time proposes to register any of its securities under the Act (otherwise than pursuant to paragraph 6(a) and other than a registration on Form S-8, or the form, if any, which supplants such Form), it will at such time give written notice to all holders of outstanding Preferred Stock and Shares of its intention to do so and, upon the written request of any such holder made within thirty
(30) days after the receipt of any such notice (which request shall specify the Shares intended to be disposed of by such holder and state the intended method of disposition thereof), the Company will use its best efforts to cause all such outstanding Shares, or Shares issuable upon the conversion of Preferred Stock, the holders of which shall have so requested the registration thereof, to be registered under the Act to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Shares so registered; provided that, if in the good faith judgment of the managing underwriter or underwriters of a then proposed public offering of the Company's securities, such registration of such Shares would materially and adversely affect such public offering, then in such event the number of Shares and other securities to be registered by the Company shall each be proportionally reduced to such number as shall be acceptable to the managing underwriter, subject to
Section 6(a) above.

                  (c) Registration Procedures. If and whenever the Company is required to use its best efforts to effect or cause the registration of any Shares under the Act as provided in this paragraph 6, the Company will, as expeditiously as possible:

         (i) prepare and file with the Securities and Exchange Commission (the "Commission") a registration statement with respect to such Shares and use its best efforts to cause such registration statement to become effective;

         (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for such period not exceeding twenty-four (24) months from the effective date of such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all Shares covered by such registration statement during such period in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement;

         (iii) furnish to each seller of such Shares such number of copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and, if any seller shall so request, a summary prospectus), in conformity with the requirements of the Act, and such other documents, as such seller may reasonably request in order to facilitate the disposition of the Shares owned by such seller;

         (iv) use its best efforts to register or qualify such Shares covered by such registration statement under such other securities or blue sky laws of such jurisdictions as each seller shall reasonably request and as agreed to by the Corporation, and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Shares owned by such seller; and

         (v) notify each seller of any such Shares covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Act within the period mentioned in subdivision (b) of this paragraph 6(c), of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of any such seller prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                  (d) Registration Expenses. All expenses incident to the Company's performance of or compliance with this paragraph 6, including, without limitation, all registration and filing fees, fees and expenses of complying with securities or blue sky laws, printing expenses and fees and disbursements of counsel for the Company and of independent pubic accountants, but excluding underwriting commissions and discounts, the fees of any counsel engaged by the holder or holders, and any filing fees associated with shares of Preferred Stock, but not Common Stock, being listed with a national securities exchange or quoted on the NASDAQ National Market System or Small Cap Market, shall be borne by the Company.

                  (e) Indemnification.

         (i) In the event of any registration of any Shares under the Act pursuant to this paragraph 6, the Company will, to the extent permitted by law, indemnify and hold harmless the seller of such Shares and each underwriter of such securities and each other person, if any, who controls such seller or underwriter within the meaning of the Act, against any losses, claims, damages, or liabilities, joint or several, to which such seller or underwriter or controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon (x) any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which such securities were registered under the Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or (y) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Company will reimburse such seller and each such underwriter and each such controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action, provided that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such seller or underwriter specifically for use in the preparation thereof.

         (ii) The Company may require, as a condition to including any Shares in any registration statement filed pursuant to paragraph 6(c), that the Company shall have received an undertaking satisfactory to it from the prospective seller of such Shares and from each underwriter of such Shares, to indemnify and hold harmless (in the same manner and to the same extent as set forth in paragraph 6(e)(i)) the Company, each director of the Company, each officer of the Company who shall sign such registration statement and any person who controls the Company within the meaning of the Act, with respect to any statement or omission from such registration statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such seller or underwriter specifically for use in the preparation of such registration statement, preliminary prospectus, final prospectus, amendment, or supplement.

         (iii) Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in the preceding subparagraphs of this paragraph 6(e), such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action, provided that the failure of any indemnified party to give notice as provided therein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this paragraph 6(e). In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

         7. Redemption Rights.

                  (a) Company's Redemption Option. Except for any redemption which the Company would be prohibited from effecting under applicable law, and provided the shares of Preferred Stock of a holder have not earlier been converted in accordance with the provisions hereof, the shares of Preferred Stock may be redeemed by the Company, in whole or in part, at the option of the Company upon written notice by the Company to the holders of Preferred Stock at any time after December 1, 2001, in the event that the Preferred Stock of one or more holders has not been converted pursuant to the terms hereof on or before such date. The Company shall redeem each share of Preferred Stock of such holders within thirty (30) days of the Company's delivery of the above notice to such holders and such holders shall surrender the certificate(s) representing such shares of Preferred Stock. For any partial redemptions the Company shall redeem shares in proportion to the number of shares held by each holder. The redemption amount shall be One Dollar and Seventy-five Cents ($1.75) per share, plus in each case accrued and unpaid dividends thereon to the date of payment of such amount (the total sum so payable on any such redemption being herein referred to as the "redemption price").

                  (b) Redemption Notice. Notice of any redemption pursuant to this paragraph 7 shall be mailed to the party or parties required to receive such notice at the principal office or residence address for such party or parties. Each such notice shall state: (1) the election of the redemption option and the facts which give rise to such option; and (2) the number of shares of Preferred Stock which are being elected to be redeemed. From and after the date of the Company's payment of the redemption price to such holder or holders in accordance with such redemption notice (the "redemption date"), notwithstanding that any certificates for such shares shall not have been surrendered for cancellation, the shares represented thereby shall no longer be deemed outstanding, the rights to receive dividends and distributions shall cease to accrue from and after the redemption date, and all rights of such holder or holders of the shares of Preferred Stock as a stockholder of the Corporation with respect to such shares, shall cease and terminate.

         8. Special rights. So long as, but only so long as, the shares of Preferred Stock are held by WEDGE Energy Services, L.L.C., a Delaware limited liability company ("WEDGE"), or by an affiliate of WEDGE (collectively "Holder"), the shares of Preferred Stock shall have the following special rights:

                  (a)      Right of Participation.

                           (i)      Grant of Right of Participation.
The Company hereby grants the Holder a right of participation to participate in any additional equity offerings which the Company may offer, up to the Holder Percentage (as defined below), on the following terms and conditions. In the event that the Company has received a bona fide offer (which the Company desires to accept) with respect to the issuance of any equity securities (including, without limitation, any common or preferred stock, any options (excluding the Company's 1993 Stock Option Plan or any future employee stock option plan approved by the Company's shareholders), warrants, rights, unsecured convertible notes, convertible debentures, or other convertible securities), the Company shall immediately give written notice thereof (the "Notice") to the Holder of the Preferred Stock.

The Notice shall state the name of the party proposing to provide the offering and all the pertinent terms and conditions of such offering. This right shall expire upon the later to occur of the following: (a) the conversion by the Holder of the Preferred Stock into Common Stock, or (b) the tenth anniversary of the date of the filing of this Statement.

                           (ii)     Procedure. The Holder shall have fourteen
(14) days from the date the Notice was given to indicate to the Company, in writing, that the Holder undertakes to participate in the offering under the terms and conditions set forth in the Notice. If the Holder undertakes to participate in such offering, then the Company shall be obligated to accept such participation up to the Holder Percentage upon the terms and conditions set forth in the Notice and the parties shall use their best efforts to enter into a definitive agreement relating to such offering. In the event that the Holder declines to participate in such offering, the Company shall have the right to accept such offering from the third party without participation by the Holder provided that it does so upon the terms and conditions set forth in the Notice. In the event that such offering is not consummated within sixty (60) days after the date the Notice was given, the Company shall not consummate such offering without again complying with this subparagraph 8(a)(ii).

                           (iii)    Holder Percentage. For purposes hereof, the
term "Holder Percentage" shall mean that percentage calculated, on a fully diluted basis, as if the Holder had (a) converted the Preferred Stock into Common Stock, which number shall constitute the numerator, and (b) divided by the denominator, which shall be equal to the total number of shares of Common Stock issued and outstanding as of such date, plus (i) that number of shares of Common Stock issuable upon the conversion of all convertible securities of the Company, including, without limitation, the Preferred Stock, and (ii) that number of shares of Common Stock issuable upon the exercise of all options and warrants utilizing the "treasury method" as of such date. Under the treasury method, only shares issuable upon the exercise of "in the money" options and warrants are considered in the calculation and the net dilution is that number of shares issuable upon such exercise net of that number of shares which could have been purchased with the proceeds from the exercise of the options and warrants at the then market price. For example, assuming 100,000 options are outstanding at a strike price of $1.00 per share and that the market price of the Common Stock is $2.50 per share, under the treasury method, the proceeds from the exercise of the options would equal $100,000 and such proceeds would purchase 40,000 shares of Common Stock at the market price of $2.50 per share. The net dilution is 60,000 shares, which number of shares is utilized in the calculation of the Holder Percentage under the above formula.

                  (b) Restriction on Payment of Cash Dividends and Interest. The Company agrees that so long as the Holder owns shares of Preferred Stock representing at least ten percent (10%) of the shares of capital stock of the Company on a fully diluted basis utilizing the "treasury method" as described in subparagraph 8(a)(iii) above, it shall not pay any cash dividends or any interest accruals on any equity security or any debt security (excluding any Superior Indebtedness as defined in that certain Debenture Agreement dated December 10, 1999, between the Company and WEDGE (the "Debenture Agreement") on file at the Company's principal office), in existence as of the date hereof or created hereafter unless and until the Company's earnings before deduction of interest, taxes, depreciation and amortization ("EBITDA") for the six (6) months ended with the quarter for the last quarterly report which the Company is required to furnish to WEDGE under Section 4.01 of the Debenture Agreement are more than 125% of the Company's obligations for all dividends and interest due and payable on all outstanding securities of the Company as of such time.

                  (c) Prohibition Against Capital Expenditures. The Company agrees that so long as Holder owns shares of Preferred Stock representing at least ten percent (10%) of the shares of capital stock of the Company on a fully diluted basis utilizing the "treasury method" as described in subparagraph 8(a)(iii) above, the Company will not incur, or commit to incur, any capital expenditures of any kind or nature in excess of $50,000 without the approval by the Board of Directors of the Company, and in addition, the Company agrees that, until the Company has expended the $2,500,000 in proceeds from the issuance of the Debenture, from the date hereof there shall be no capital expenditures in excess of $50,000 without the affirmative written consent of WEDGE or its affiliate who is then the Holder of the Debenture or any security convertible thereto.

         9. Exclusion of Other Rights. Except as may otherwise be required by law, the shares of Preferred Stock shall not have any preferences or relative, participating, optional or other special rights, other than those specifically set forth in this resolution (as such resolution may be amended from time to time) and in the Corporation's Certificate of Incorporation. The shares of Preferred Stock shall have no preemptive or subscription rights.

         10. Severability of Provisions. If any right, preference or limitation of the Preferred Stock set forth in this resolution (as such resolution may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule or law or public policy, all other rights, preferences and limitations set forth in this resolution (as so amended) which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation herein set forth shall be deemed enforceable and not dependent upon any other such right, preference or limitation unless so expressed herein.

         11. Status of Reacquired Shares. Shares of Preferred Stock which have been issued and reacquired in any manner shall (upon compliance with any applicable provisions of the laws of the State of Texas) have the status of authorized and unissued shares of Preferred Stock issuable in series undesignated as to series and may be redesignated and reissued.

                                   EXHIBIT "D"


                                VOTING AGREEMENT

                                VOTING AGREEMENT


         This Voting Agreement (the "Agreement") dated this 10th day of December, 1999 (the "Effective Date"), by and between those certain individuals set forth on Exhibit A attached hereto and incorporated herein for all purposes (collectively, the "Shareholders" or individually, a "Shareholder"), TGC Industries, Inc., a Texas corporation (the "Corporation"), and WEDGE Energy Services, L.L.C., a Delaware limited liability company ("WEDGE").

                                    RECITALS:

                  A. The Shareholders are the beneficial owners of the shares of common stock of the corporation (the "Shares") set forth opposite their respective names set forth on Exhibit A hereto, and each are entitled to vote the Shares in accordance with the terms and conditions provided herein.


                  B. In order to facilitate a financing transaction between the Corporation and WEDGE entered into simultaneously herewith, the Shareholders are required to enter into this Agreement evidencing their respective agreement to vote their Shares at each and every special and or annual shareholders' meeting in accordance with the terms provided herein for a slate of directors nominated by the Board of Directors of the Corporation, which must include two (2) representatives of WEDGE.

                                   AGREEMENTS:

         NOW, THEREFORE, in consideration of the covenants and promises contained in this Agreement and for other good and valuable consideration recited above, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. Limited Voting Agreement. Upon executing this Agreement, the Shareholders will agree to vote the Shares in favor of the nominations by the Board of Directors to serve on the Board of Directors of the Corporation. The Shareholders agree to vote in person, or by proxy, for the Board of Directors nominees, and each understands that without the agreement to do so, WEDGE would not have entered into the financing agreement entered into simultaneously herewith.

         2. Shareholder Representation. The Shareholders and each Shareholder hereby represent and warrant to the Corporation and WEDGE that each is the beneficial holder and owner of the Shares set forth opposite their name on Exhibit A hereto, and as such, each has the unfettered, absolute and unqualified right to vote his Shares in the manner prescribed herein.

         3. Proxy Statement Disclosure. The Corporation acknowledges to the Shareholders that it has entered into an agreement with WEDGE whereby it has agreed to cause for the expansion of the Board to seven (7) members and to immediately cause the Board of Directors to call a special meeting of the Shareholders owning any and all capital stock in the Corporation, and to cause the names of two (2) WEDGE nominees to be placed on the ballot for election by the Shareholders entitled to vote thereon. Thereafter, the Board of Directors of the Corporation has also agreed to subsequently cause to be nominated at each successive election of directors, two
(2) representatives of WEDGE to serve on the Board of Directors until their successors shall have been duly elected. Additionally, the Corporation has also agreed that it will cause to be contained in each proxy statement filed during the effectiveness of this Agreement a statement which will disclose the existence of this Agreement and the requirement of the Shareholders to vote in favor of the two (2) WEDGE nominees.

         4. Filing with Corporation. This Agreement shall be deposited with the Secretary of the Corporation at its registered office and shall be subject to examination by any shareholder of the Corporation or by any Shareholder, in person or by agent or attorney, as are the books and records of the Corporation at any reasonable time for a proper purpose.

         5. Term. The term of this Agreement shall commence on the Effective Date and shall terminate on the sooner to occur of (i) WEDGE no longer owning at least ten percent (10%) of the total issued and outstanding Shares of capital stock of the Corporation on a fully diluted basis calculated in accordance with the "treasury method", (ii) redemption of the Debenture held by WEDGE by the Corporation in accordance with the terms of any agreement executed simultaneously herewith, or (iii) ten (10) years from the date hereof.

         6. Assignment, Sale or Transfer of Shares of Shareholders. Each of the Shareholders agree that in the event any of them shall decide to sell, transfer or convey any or all of his Shares, he shall, prior to doing so, notify WEDGE of same. In the event there shall be a sale, transfer or assignment to any affiliate or family member, the Shareholder agrees that such sale, transfer or conveyance shall not be made unless the transferee shall agree in writing, approved by WEDGE, to be bound by all terms and conditions contained in this Agreement. For purposes of this section, the term "affiliate" shall have the meaning ascribed to it in the Securities Act of 1933, as amended.

         7. Remedies for Breach of Agreement. Each of the Shareholders acknowledge that in the event such Shareholder shall breach, or intend to breach, any terms or conditions of this Agreement, WEDGE shall have the right to seek any equitable or legal remedy it may be entitled to against such Shareholder, including specific performance. In the event WEDGE shall file any action seeking an equitable remedy, the parties acknowledge that if a bond shall be required, WEDGE shall not be obligated to post greater than $1,000 for such bond. In addition to the remedies provided for herein, WEDGE shall be entitled to any and all other remedies that it may be entitled in accordance with applicable law.

         8. Miscellaneous.

         8.01. Binding Effect; No Other Agreements or Arrangements. This Agreement shall be binding upon the parties and their respective heirs, executors, administrators, successors, assigns and legal representatives. Each party to this Agreement hereby represents and warrants to all other parties that, except for this Agreement, such party has not entered into, or agreed to be bound by, and will not, so long as the terms of the Agreement remain in effect, enter into, or agree to be bound by, any other voting arrangements or voting agreements of any kind with any other person (including a party) with respect to the Shares, other than this Agreement.

         8.02. Waiver. A party's failure to insist on compliance or enforcement of any provision of this Agreement, shall not affect the validity or enforceability or constitute a waiver of future enforcement of that provision or of any other provision of this Agreement by that party or any other party.

         8.03. Governing Law; Jurisdiction. This Agreement shall in all respect be subject to, governed by, and interpreted in accordance with, the laws of the State of Texas. The parties agree that jurisdiction over any dispute relating to this Agreement shall reside in any court or other judicial or quasi-judicial body such as an arbiter or mediator that is located within the State of Texas, and they hereby consent to such jurisdiction and agree to appear in the State of Texas with regard to any such dispute.

         8.04. Severability. The invalidity or unenforceability of any provision of this Agreement shall not effect the validity or enforceability of any other provision of this Agreement, and this Agreement shall be construed in all respect as if such invalid or unenforceable provision has never been in the Agreement.

         8.05. Effectiveness of Voting Agreements. To the extent this Agreement is a "voting agreement" under Article 2.30B of the Texas Business Corporation Act, it shall be effective, as provided in this Agreement or any extension of this Agreement in accordance with Article 2.30B.

         8.06. Headings; Execution in Counterparts. The headings and captions contained in this Agreement are for convenience and shall not control or affect the meaning or construction of any provision of this Agreement. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and which, together, shall constitute one and the same instrument.

         8.07. Entire Agreement. This Agreement, including all exhibits and schedules to this Agreement, embodies the entire Agreement and understanding of the parties to this Agreement with respect to the subject matter contained in this Agreement, and this Agreement supersedes and replaces all prior agreements and understandings between the parties concerning such subject matter.

         8.08. Amendments. This Agreement shall not be modified or amended except by a writing signed by each party.

         8.09. Notices; Shareholder Representative. Any and all notices required by this Agreement shall be deemed to be received (i) when personally delivered to the recipient, (ii) when sent via facsimile, upon receipt of a confirmation or acknowledgment of receipt of facsimile transmittal, provided a confirmation copy is sent by first class mail,
         (iii) on the next business day after the date of deposit with an overnight courier, or (iv) five (5) days after postmark when deposited with the United States or other foreign country mail. For purposes of receiving notices and any other purpose under this Agreement by the Shareholders, each Shareholder, by his execution hereof, hereby appoints Wayne Whitener, as his representative (the "Shareholder Representative") for receiving of notices under this Agreement. The address of the Shareholder Representative is 1304 Summit Avenue, Suite 2, Plano, Texas 75074. The address of the Corporation for notice purposes is 1304 Summit Avenue, Suite 2, Plano, Texas 75074. The address for WEDGE for notice purposes is 1415 Louisiana, Suite 3000, Houston, Texas 77002, Attention: President, with a second notice addressed to 1415 Louisiana, Suite 3000, Houston, Texas 77002,
         Attention: General Counsel.

         8.10. Attorneys' Fees. In the event that any action, suit or other proceeding arising from, or based on, this Agreement is brought by any party against any other party to this Agreement, the prevailing party shall be entitled to recover from the non-prevailing party reasonable attorneys' fees and costs in connection with such action, suit or proceeding.


                            [SIGNATURES ON NEXT PAGE]

         IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first above written.


                                              TGC INDUSTRIES, INC.


                                              /s/ Wayne Whitener
                                              ----------------------------------
                                              Printed Name: Wayne Whitener
                                                           ---------------------
                                              Title: President
                                                    ----------------------------

                                              SHAREHOLDERS:

                                              /s/ Allen McInnes
                                              ----------------------------------
                                              Allen McInnes

                                              /s/ Wayne Whitener
                                              ----------------------------------
                                              Wayne Whitener

                                              /s/ Herbert Gardner
                                              ----------------------------------
                                              Herbert Gardner

                                              /s/ William J. Barrett
                                              ----------------------------------
                                              William J. Barrett

                                              /s/ Edward L. Flynn
                                              ----------------------------------
                                              Edward L. Flynn


                                              WEDGE ENERGY SERVICES, L.L.C.

                                              /s/ Gregory J. Armstrong
                                              ----------------------------------
                                              Printed Name: Gregory J. Armstrong
                                                           ---------------------
                                              Title: Vice President
                                                    ----------------------------

                                    EXHIBIT A

                              TGC INDUSTRIES, INC.
                       SHAREHOLDERS' OWNERSHIP PERCENTAGE
                             AS OF DECEMBER 1, 1999



   SHAREHOLDERS                                            PREFERRED                   COMMON
Allen McInnes                                                    63,162                   335,844
Wayne Whitener                                                    3,000                    10,317
Herbert Gardner                                                  47,500                   155,259
William J. Barrett                                               72,500                   260,910
Edward L. Flynn                                                 125,131                   230,309
                                                         --------------            --------------
      TOTAL SHAREHOLDERS' SHARES:                               311,393                   992,639

Total Capital Stock Outstanding                               1,115,750                 2,253,184
Percent of Ownership                                               27.9%                     44.1%
Total Common Shares Outstanding                               2,253,184
Total Preferred Shares Outstanding                            1,115,750
                                                         --------------
      TOTAL OUTSTANDING SHARES:                               3,368,934

TOTAL NUMBER OF SHARES HELD BY                                1,303,932
SHAREHOLDERS

PERCENT HELD BY SHAREHOLDERS                                       38.7%

                                   EXHIBIT "E"

                                (EXHIBIT OMITTED)